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                                                                 EXHIBIT 10.17

                                     [logo]
                                      LEASE
                                  (California)

                           TENANT: STAR VENDING, INC.
                               DATE: JUNE 28, 1996
                              PARAMOUNT GROUP, INC.
                                  OFFICE LEASE
                                  (CALIFORNIA)


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TABLE OF CONTENTS

SUMMARY OF LEASE TERMS .................................................       1

AGREEMENT ..............................................................       3

1.  PREMISES ..........................................................        3
2.  TERM ..............................................................        3
3.  RENT ..............................................................        3
4.  RENT ESCALATION ...................................................        3
5.  TAX ON TENANT'S PROPERTY; OTHER TAXES .............................        6
6.  SECURITY DEPOSIT ..................................................        7
7.  LATE PAYMENTS .....................................................        7
8.  USE OF PREMISES ...................................................        7
9.  BUILDING SERVICES .................................................        8
10. CONDITION OF PREMISES .............................................        9
11. DAMAGE TO PREMISES OR BUILDING ....................................       10
12. EMINENT DOMAIN ....................................................       11
13. DEFAULT ...........................................................       11
14. REMEDIES UPON DEFAULT .............................................       12
15. SURRENDER OF PREMISES; REMOVAL OF PROPERTY ........................       14
16. COSTS OF SUIT; ATTORNEYS' FEES; WAIVER OF JURY TRIAL ..............       15
17. ASSIGNMENT AND SUBLETTING .........................................       15
18. TRANSFER OF LANDLORD'S INTEREST ...................................       18
19. HOLDING OVER ......................................................       18
20. NOTICES ...........................................................       18
21. QUIET ENJOYMENT ...................................................       19
22. TENANT'S FURTHER OBLIGATIONS ......................................       19
23. ESTOPPEL CERTIFICATE BY LESSEE ....................................       19
24. SUBORDINATION AND ATTORNMENT ......................................       19
25. RIGHTS RESERVED TO LANDLORD .......................................       20
26. FORCE MAJEURE .....................................................       20
27. WAIVER OF CLAIMS; INDEMNITY .......................................       20
28. INSURANCE .........................................................       21
29. FIXTURES, TENANT IMPROVEMENTS AND ALTERATIONS .....................       22
30. MECHANIC'S LIENS ..................................................       23
31. ALTERNATE SPACE ...................................................       23
32. HAZARDOUS MATERIALS ...............................................       23
33. MISCELLANEOUS .....................................................       24
34. EXISTING SUBLEASE; "AS IS" CONDITION; ASBESTOS REMOVAL ............       27
35. TENANT'S SUPPLEMENTAL AIR-CONDITIONING ............................       27

EXHIBITS AND RIDERS

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                             PARAMOUNT GROUP, INC.

                                  OFFICE LEASE
                                  (California)

         THIS LEASE is made as of the 28th day of June, 1996, between One Wilshire Arcade Imperial, Ltd., a California Limited Partnership, by Paramount Group, Inc., a Delaware corporation, its agent (hereinafter called "Landlord"), and Star Vending, Inc., a Nevada corporation (hereinafter called "Tenant").

SUMMARY OF LEASE TERMS

A.  Addresses:

1.  Tenant's Premises and Notice Address:   624 South Grand Avenue, Suite 1100,
                                            Los Angeles, CA 90017

2.  Landlord's Notice Address:              624 South Grand Avenue, Suite 1207,
                                            Los Angeles, CA 90017

     With copy to:                          Paramount Group, Inc., 1633
                                            Broadway, Suite 1801, New York, NY
                                            10019

3.  Landlord's Address for Rent Payments:   One Wilshire Arcade Imperial, Ltd.,
                                            File #53077, Los Angeles, CA
                                            90074-3077

B.  Approximate Rentable Area of the Premises:

16,595 rentable square feet. The parties agree that such figure is only a reasonable estimate of the area of the Premises. The figures in Items E, G, H and J below and the other provisions of this Lease shall not be adjusted due to any difference between the actual area of the Premises and the estimated area shown above.

C.  Lease Term: 5 years, 0 months.

D.       1.  Estimated Commencement Date:  April 12, 2001.
         2.  Commencement Date:  The later of the following 2 dates:

         (a)  April 12, 2001; or

         (b) The date upon which Landlord tenders possession of the Premises to Tenant. (Because Tenant is subleasing the Premises from another tenant through April 11, 2001, the parties anticipate that Tenant will already be in possession of the Premises on April 12, 2001.)

The Telecommunications Conduit Rider to this Lease contains special provisions regarding Tenant's use of the Conduit Space described in such Rider prior to the Commencement Date.


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E.  Schedule of Monthly Base Rents:

         The following schedule of monthly Base Rents shall apply during the term of the Lease, subject to adjustments pursuant to the Rent Escalation Rider to the Lease regarding increases in the Consumer Price Index:

PERIOD                                           MONTHLY BASE RENT
From April 12, 2001 to April 11, 2006                $44,253.33

         If the actual Commencement Date is before or after the Estimated Commencement Date, then all dates set forth above shall be correspondingly accelerated or delayed, as the case may be. Base Rent for any partial calendar month shall be equitably prorated as calculated by Landlord in its reasonable discretion.

F. Base Years for Expenses: Real Estate Taxes--2000-2001; Operating and Utility Costs--2000.

G. Tenant's "Percentage Share" of Real Estate Taxes, Operating and Utility
Costs:                     2.9143%.

H. Security Deposit:       $88,506.66. If Tenant is not in default on July 1,
                           2001, then such $88,506.66 Security Deposit shall be applied to the Base Rent for July and August, 2001, and no Security Deposit shall thereafter be required of Tenant. If Tenant is in default at that time, then the requirement of the Security Deposit shall continue in effect throughout the Lease term, as described in Section 6.1. If the Commencement Date is deferred until after April 12, 2001, then the July 1, 2001 date in this paragraph shall be correspondingly deferred, and the Security Deposit shall be applied
                           (if Tenant is not in default on such adjusted date) to the Base Rent for the first two calendar months commencing on or after such adjusted date.

I.  Permitted Use:         Telecommunications business and general office use.

J.  Maximum Tenant
    Improvement Allowance: None. Tenant to take space "as is" as described in
                           Section 34.

K.  Tenant's Parking
    Allotment:             17 parking spaces.

L.  Landlord's Brokers:    Cushman & Wakefield of California, Inc.

M.  Riders:

         The following exhibits, riders and addenda are attached to and are part of this Lease:

         Exhibit A--Floor Plan of Premises
         Exhibit B--Rules and Regulations
         Parking Space Rider
         Rent Escalation Rider
         Telecommunications Conduit Rider

N.  Guaranty:  Not applicable.

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                                   AGREEMENT


         1. PREMISES. Landlord hereby leases the Premises to Tenant and Tenant hereby hires and takes the Premises from Landlord. The Premises are located at the address set forth in Section A(1) on page 1 and are more particularly shown on Exhibit "A" attached hereto and incorporated herein by this reference. The office building in which the Premises are located is referred to herein as the "Building."

         2. TERM.

         2.1 The term of this Lease shall commence on the "Commencement Date" indicated in Section D on Page 1 and shall extend for the period set forth in Section C on Page 1. In the event that Landlord, for any reason, cannot tender possession of the Premises to Tenant on or before the "Estimated Commencement Date" indicated in Section D on Page 1, this lease shall not be void or avoidable, nor shall Landlord be liable to Tenant in any way as a result of such failure to tender possession. In the event that Landlord cannot tender possession of the Premises to Tenant for any reason other than the acts or omissions of Tenant, Tenant's obligation to pay rent hereunder shall be deferred by a period of time equal to the delay in Landlord's delivery of possession not caused by Tenant. If such inability to tender possession of the Premises for reasons other than the acts or omissions of Tenant continues for a period in excess of 90 days after the Estimated Commencement Date, Tenant shall have the right, exercisable by notice to Landlord, to terminate this Lease, but the suspension of rent obligations and the right of termination pursuant to this
Section 2.1 shall be Tenant's sole remedies in the circumstances herein described.

         2.2 In the event that Tenant is allowed to enter into possession of the Premises prior to the Commencement Date, such possession shall be deemed to be pursuant to, and shall be governed by, the terms, covenants and conditions of this Lease, including without limitation the covenant to pay rent, as though the Commencement Date occurred upon the date of taking of possession by Tenant.

         2.3 In the event that the Commencement Date falls on other than the first day of a month, rent for any initial partial month of the term hereof shall be appropriately prorated; and if the date of commencement of Tenant's rent obligations is delayed, pursuant to Section 2.1, the end of the term hereof shall be correspondingly delayed. At the request of either party hereto, both parties shall execute a memorandum confirming the date of commencement of Tenant's rent obligations.

         3. RENT. Beginning on the Commencement Date (subject to adjustment pursuant to Section 2.1 above), the base rent ("Base Rent") for the Premises shall be in accordance with the Schedule of Monthly Base Rents set forth in Section E on Page 2. Each installment of Base Rent shall be payable in advance on the first day of each and every month throughout the term of this Lease. Tenant agrees to pay all rent, without offset, demand or deduction of any kind, to Landlord by mail to the address set forth in Section A(3) on page 1 or in such manner, to such other person at such other place as Landlord may from time to time designate. Tenant agrees that no payment made to Landlord by check or other instrument shall contain a restrictive endorsement of any kind; and if any such instrument shall contain a restrictive endorsement in violation of the foregoing, that endorsement shall have no legal effect whatever, notwithstanding that such item is processed for payment.

         4.  RENT ESCALATION.

         4.1 Tenant shall pay, as monthly rent hereunder, in addition to the Base Rent, the sums provided in this Section 4. Tenant shall be advised of any change, from time to time, in rent escalation payments required hereunder by written notice from Landlord, which shall include information in such detail as Landlord may reasonably determine to be necessary in support of such change. Tenant shall have 90 days after the receipt of any such notice to protest the change indicated therein, and Tenant's failure to make such protest in a written notice to Landlord within such 90-day period shall be conclusively deemed to be Tenant's agreement to such charges. Notwithstanding any such protest all rent escalation payments falling due after service of such notice shall be made in accordance with such notice until the protest has been resolved, whereupon any necessary adjustment shall be made between Landlord and Tenant. Any audit arising out of such a protest by Tenant shall be done, at Tenant's expense, in accordance with generally accepted auditing and management standards by a major public accounting firm selected by Tenant and approved by Landlord in its reasonable discretion. Such audit shall be performed at the offices of Paramount Group, Inc. in New York City or at such other location in the United States as Landlord may select from time to time for the maintenance of its accounting records for the Building.

         4.2 Following the first December 31 during the term of the Lease, Tenant shall pay Landlord in a single lump sum upon billing therefor, Tenant's Percentage Share (as defined in Section G on Page 2 of the Lease) of each of the following amounts: (1) the amount (if any) by which Real Estate Taxes for the then current tax fiscal year exceed the Real

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Estate Taxes for the Base Year for Real Estate Taxes set forth in Section F on
Page 2; (2) the amount (if any) by which Operating Costs for the just completed calendar year exceed the Operating Costs for the Base Year for Operating Costs set forth in Section F on Page 2; and (3) the amount (if any) by which Utility Costs for the just completed calendar year exceed the Utility Costs for the Base Year for Utility Costs set forth in Section F on Page 2. At the same time Tenant shall also pay to Landlord one-twelfth of Tenant's Percentage Share of such amounts for each month that has commenced since December 31, as estimated payments towards Tenant's share of the Real Estate Taxes, Operating Costs, and Utility Costs for the following year. Following each succeeding December 31, Landlord again shall determine in the same fashion the increase or decrease (if any) in annual Real Estate Taxes, Operating Costs, and Utility costs over or under those for the previous year. If there is an increase in one or more of the three categories, Tenant shall pay to Landlord in a single lump sum upon billing Tenant's Percentage Share of the increase plus one-twelfth of Tenant's Percentage Share of such increase for each month that has then commenced in the new calendar year. If there is a decrease in one or more of the three categories, Landlord shall refund to Tenant or, at Landlord's option, credit against the next rent falling due under the Lease the amount of the overpayment made by Tenant during the preceding calendar year, provided that the amount of such refund or credit shall in no event exceed the total payments previously made by Tenant for such calendar year toward Tenant's Percentage Share of excess charges for the category in question. Thereafter, with each month's Base Rent until the next adjustment hereunder, Tenant shall pay one-twelfth of Tenant's Percentage Share of each of the following amounts: (I) the excess (if any) of annual Real Estate Taxes (based on the then-current fiscal year) over the Base Year Real Estate Taxes; (II) the excess (if any) of annual Operating Costs (based on the proceeding calendar year) over the Base Year Operating Costs; and
(III) the excess (if any) of annual Operating Costs (based on the preceding calendar year) over Base year Operating Costs. The Real Estate Taxes for any partial fiscal year at the end of the Lease term and the Operating Costs and Utility Costs for any partial calendar year at the end of the Lease term shall be appropriately prorated.

         For purposed hereof, "Real Estate Taxes" shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, penalty, charge, tax or similar imposition (other than net income, inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, flood control or other special district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises and the Building are a part, including, but not limited to, the following:

         (i) Any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

         (ii) Any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 Election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Property Taxes" for the purpose of this Lease;

         (iii) Any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, City or Federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

         (iv) Any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

         (v) Any assessment tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted within the geographic area of which the Building is a part; or

         (vi) Reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce real property taxes.

         The definition of "Real Estate Taxes," including any additional tax the nature of which was previously included within the definition of "Real Estate Taxes," shall include any increases in such taxes, levies, charges or assessments occasioned by increases in tax rates or increases in assessed valuations, whether occurring by sale or otherwise.

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         In the event of a "change of ownership" of the Building during the
Lease term, as defined in Revenue and Taxation Code Sections 60-68, resulting in a reassessment of the Building for property tax purposes, then following the reassessment and for the balance of the term, Real Estate Taxes for purposes of this Section 4.2 shall be deemed not to exceed for any year what they would have been if they had increased during the Lease term at a rate of 6% per fiscal year, compounded annually, from and after the 2000-2001 base year.

         Real Estate Taxes shall not be deemed to include any special assessments against the Building or the site which are due to Landlord's voluntary election to participate in a special assessment district created for the purpose of providing property owners with an optional alternative to nongovernmental financing for required private improvements, such as sprinklering or seismic safety improvements. (However, the cost of any such improvements or of financing them may be included in Operating Costs to the extent permitted by the other provisions of this Section 4.2.)

         If a special assessment against the Building or the site during the Lease term may, at Landlord's election, be paid either in a lump sum or in annual installments, then such assessment shall be included in Real Estate Taxes for each year, for purposes of this Section 4.2, as though Landlord had elected to pay the minimum permitted installment each year, rather than paying the assessment in a lump sum. Tenant shall not be obligated for any portion of such installments attributable to the period of time after both the Lease term has expired and Tenant has vacated the Building.

         As used in this Lease, the term "Operating Costs" shall mean all costs and expenses of management, operation, maintenance, overhaul, improvement or repair of the Building, the common areas and the site, as determined by standard accounting practices, including the following costs by way of illustration but not limitation:

         (a) Any and all assessments imposed with respect to the Building, common areas, and/or the site on which the Building is located, pursuant to any covenants, conditions and restrictions affecting the site, common areas or Building;

         (b) Any costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Building or the Premises;

         (c) Costs of all insurance obtained by Landlord (excluding premiums for earthquake insurance unless premiums for such insurance are included in the 2000 base year);

         (d) Wages salaries and other labor costs (including but not limited to social security taxes, unemployment taxes, other payroll taxes and governmental charges and the costs, if any, of providing disability, hospitalization, medical welfare, pension, retirement or other employee benefits, whether or not imposed by law) of employees, independent contractors and other persons engaged in the management, operation, maintenance, overhaul, improvement or repair of the Building;

         (e)  Building management office and storage rental;

         (f) Management and administrative fees (which Tenant acknowledges are presently 6% of accrued gross revenues of the Building and which may be adjusted from time to time);

         (g)  Supplies, materials, equipment and tools;

         (h) Costs of, and appropriate and reasonable reserves for, repair, painting, resurfacing, and maintenance of the Building, the common areas, the site and the parking facilities, and their respective fixtures and equipment systems, including but not limited to the elevators, the structural portions of the Building, and the plumbing, heating, ventilation, air-conditioning, telephone cable riser, and electrical systems installed or furnished by Landlord. Any reserves shall be set by Landlord in amounts that are reasonable and non-duplicative in view of actual and anticipated expenses and the expected useful life of the items in question, all as determined by Landlord in its reasonable discretion;

         (i) Depreciation on a straight-line basis and rental of personal property used in maintenance;

         (j) Amortization on a straight-line basis over the useful life (together with interest at the interest rate defined in Subsection 33.9 of this Lease on the unauthorized balance) of all costs of a capital nature (including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools):

                  (1) reasonably intended to produce a reduction in Operating Costs, Utility Costs or energy consumption; or

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                  (2) required under any governmental or quasi-governmental law, rule, order, ordinance or regulation that was not applicable to the Building at the time it was originally constructed; or

                  (3) for repair or replacement of any Building equipment needed to operate the Building at the same quality levels prior to the replacement;

         (k)  Costs and expenses of gardening and landscaping;

         (l) Maintenance of signs (other than signs of tenants of the Building);

         (m) Personal property taxes levied on or attributable to personal property used in connection with the Building, the common areas, or the site;

         (n) Costs of all service contracts pertaining to the Premises, the Building or the site;

         (o) Reasonable accounting, audit, verification, legal and other consulting fees;

         (p) Costs and expenses of lighting, janitorial service, cleaning, refuse removal, security and similar items, including appropriate reserves;

         (q) Any costs incurred with respect to a transportation systems manager, rider share coordinator or any private transportation system established for the benefit of tenants in the Building, whether or not imposed by any governmental authority;

         (r) If the Building has a helipad, its costs to the extent not covered by user fees; and

         (s) Fees imposed by any federal, state or local government for fire and police protection, trash removal or other similar services which do not constitute Real Estate Taxes.

         The following shall be excluded from Operating Costs: federal and state income taxes imposed on Landlord's net income; any and all costs or expenses to procure tenants for the Building, including but not limited to brokerage commissions, legal fees, and costs of remodeling suites; mortgage or debt service; and depreciation, except that amortization of improvements of the type specified in Subsection (j) above shall in no event be considered
"depreciation."

         For purposes hereof, "Utility Costs" shall include all charges, surcharges and other costs of all utilities paid for by Landlord in connection with the Premises and/or Building, including without limitation costs of heating, ventilation and air conditioning for the Premises and/or Building, costs of furnishing gas, electricity and other fuels or power sources to the Premises and/or Building, and costs of furnishing water and sewer services to the Premises and/or Building.

         The term "Building" as used in this Section 4.2 shall be deemed to include not only the Building but also any parking facility owned, leased or operated by Landlord in order to meet the parking requirements of the Building.

         If the average occupancy of the rentable area of the Building during the Tenant's Base Year for Operating and Utility Costs as set forth in Section F on page 2 or during any other calendar year of the Lease term is less than 90% of the total rentable area of the Building, the Operating Costs and Utility Costs shall be adjusted by Landlord for such calendar year, prior to the pass-through of Operating Costs and Utility Costs to Tenant pursuant to this
Section 4.2, to reflect what they would have been had 90% of the rentable area been occupied during that year. In making such calculation, the Landlord's reasonable opinion of what portion, if any, of each cost was affected by changes in occupancy shall be binding upon the parties.

         5.  TAX ON TENANT'S PROPERTY; OTHER TAXES.

         5.1 Tenant shall be liable for, and shall pay at least 10 days before delinquency, and Tenant hereby indemnifies and holds Landlord harmless from and against any liability in connection with, all taxes levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by Tenant in or about, or utilized by Tenant in, upon or in connection with, the Premises ("Equipment Taxes"). If any Equipment Taxes are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property, fixtures, machinery, equipment, apparatus, systems or appurtenances of Tenant, and if Landlord, after written notice to Tenant, pays the Equipment Taxes or taxes based upon such an increased assessment (which Landlord shall have the right to do regardless of the validity of such levy, but only under proper protest

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if requested by Tenant prior to such payment and if payment under protest is permissible), Tenant shall pay to Landlord upon demand, as additional rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment; provided, however, that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such tax so paid under protest, and any amount so recovered shall belong to Tenant.

         5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's building standards in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or Landlord's property by reason of such excess assessed valuation shall be deemed to be Equipment Taxes and shall be governed by the provisions of Section
5.1. Any such amounts, and any similar amounts attributable to excess improvements by other tenants of the Building and recovered by Landlord from such other tenants under comparable lease provisions, shall not be included in Real Estate Taxes for purposes of rent escalation under Section 4 of this Lease.

         5.3 Tenant shall pay, as additional rent hereunder, upon demand and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of this Lease, the rent or other payments made by Tenant hereunder, any benefit received by Landlord hereunder, Landlord's business as a lessor hereunder, or otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

         6. SECURITY DEPOSIT. A deposit (the "Security Deposit") in the amount set forth in Section H on page 2 shall be paid by Tenant upon execution of this Lease and shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent (except as otherwise provided in such Section H) or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any breach or default under this Lease by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit or any portion thereof to the extent necessary to make good any arrearages of rent or any other damage, injury, expense, or liability caused to Landlord by such breach or default. Following any application of the Security Deposit, Tenant shall pay to Landlord on demand an amount to restore the Security Deposit to its original amount, subject to the provisions of Section H regarding the elimination under certain circumstances of Tenant's obligation to provide the Security Deposit. In the event of bankruptcy or other debtor relief proceedings by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord, in the order that such rent or charges became due and owing, for all periods prior to filing of such proceedings. Landlord shall not be required to keep the Security Deposit separate from its general funds. Upon termination of this Lease any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within 14 days after termination of Tenant's tenancy.

         7. LATE PAYMENTS. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note or other obligation secured by any encumbrance covering the Premises or the Building of which the Premises are a part. Therefore, if any monthly installment of rent is not received by Landlord by the date when due, or if Tenant fails to pay any other sum of money due hereunder, Tenant shall pay to Landlord, as additional rent, the sum of six percent (6%) of the overdue amount as a late charge. Landlord's acceptance of any late charge, or interest pursuant to Section 33.9, shall not be deemed to be liquidated damages, nor constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect. Further, in the event such late charge is imposed by Landlord for 2 consecutive months for whatever reason, Landlord shall have the option to require that, beginning with the first payment of rent due following the imposition of the second consecutive late charge, rent shall no longer be paid in monthly installments but shall be payable 3 months in advance.

         8. USE OF PREMISES. Tenant, and any permitted subtenant or assignee, shall use the Premises only for the use described in Section I on page 2. Any other use of the Premises is absolutely prohibited. Tenant shall not use or occupy the Premises in violation of any recorded covenants, conditions and restrictions affecting the land on which the Building is located nor of any law, ordinance, rule and regulation. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building or property located therein and shall comply with all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord as additional rent for any additional premium charged for any insurance policy by reason of Tenant's failure to comply with the provisions of this
Section 8. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of occupants of the Building, or injure or annoy them, or use or allow the premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord's architect, with any partitions to be considered a part of the live load. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for the cost of all structural engineering required to determine structural load. In any event, unless specifically authorized herein, Tenant shall not prepare or serve, or authorize the preparation or service of, food or beverages in the Premises, except only the occasional preparation of coffee, tea, hot chocolate and other such common refreshments for Tenant and its employees. Tenant shall not conduct any auction in or about the Premises or the Building without Landlord's prior written consent.

         9.  BUILDING SERVICES.

         9.1 Throughout the term of this Lease, subject to shortage and accidents beyond Landlord's reasonable control, and subject to reimbursement pursuant to Section 4.2, Landlord shall repair and maintain all structural elements of the Building and common areas (including, without limitation, the structural walls, doors, floors, ceilings, roof, elevators, stairwells, lobby, heating system, air conditioning system, telephone cable riser for Building-standard service from the Building's main terminal to the terminal box on the same floor as the Premises [but excluding Tenant's telephone equipment and the cable and wiring from such equipment to the terminal box], plumbing and electrical wiring) and maintain the exterior of the Premises, including grounds, walks, drives and loading area, if any. Tenant shall reimburse Landlord upon demand, as additional rent hereunder, for the cost of any repairs or extraordinary maintenance necessitated by acts of Tenant or Tenant's employees, contractors, agents, licensees or invitees.

         9.2 Subject to shortages and accidents beyond Landlord's reasonable control, Landlord shall furnish building standard heating and air conditioning service Monday through Friday from 8:00 A.M. to 6:00 P.M., and Saturday from 8:00 A.M. to 1:00 P.M., except for holidays. No heating or air conditioning will be furnished by Landlord on Sundays, holidays or during hours other than as set forth above, except upon prior arrangement with Tenant and at an extra charge as may be agreed to between Landlord and Tenant. For purposes of this Section 9.2, "holidays" shall mean and refer to the holidays of Christmans, New Year's Day, President's Day, Memorial Day, the Fourth of July, Labor Day, Thanksgiving and the day after Thanksgiving, as those holidays are defined, recognized or established by governmental authorities or agencies from time to time and such other days the New York Stock Exchange is closed. Tenant shall install, at its expense, such additional air conditioning equipment as may be reasonably determined by Landlord to be necessary in order to maintain building air conditioning standards resulting from Tenant's installation and operation of computer equipment or other special equipment or facilities placing a greater burden on the air conditioning system than would general office use. Landlord shall furnish electric current to the Premises in amounts reasonably sufficient for normal business use, including operation of building standard lighting and operation of typewriters and standard fractional horsepower office machinery. Tenant agrees that, at all times during the life of this lease, Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation in the Building. Tenant shall not install or use or permit the installation or use upon or about the Premises of any computer or electronic data processing or other equipment using current in excess of 110 volts or requiring power in excess of 500 watts, without the express prior written consent of Landlord. Tenant shall pay monthly upon billing as additional rent under this Lease such sums as Landlord's building engineer may reasonably determine to be necessary in order to reimburse Landlord for the additional cost of utilities (including, without limitation, electricity, gas and other fuels or power sources, and water, and Landlord's reasonable costs of administration) attributable to the operation of additional air conditioning equipment and any other requirements in excess of those for normal office use by reason of the operation of computer equipment or other special equipment or facilities, or attributable to Tenant's conducting business beyond the business hours described in the first sentence of this Section 9.2. Moreover, at Landlord's election, Landlord may separately meter at Tenant's expense the electrical usage of some or all of Tenant's equipment, facilities or Premises. In such event, Tenant shall pay the charges for all such separately metered electrical usage within 10 days after receipt of a billing therefor. Any such amounts billed directly to Tenant shall not be included in the Building's "Utility Costs" for purposes of Section 4 above. Any extra maintenance charges or service calls attributable to the actions of Tenant (e.g., continual adjustments of the thermostats or the failure to keep window coverings closed as necessary) shall be payable by Tenant to Landlord upon demand as additional rent hereunder.

         9.3 Landlord shall furnish unheated water from mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's express prior written consent, and heated water for lavatory purposes from regular building supply in such quantities as required in Landlord's judgment for the comfortable and normal use of the Premises. Tenant shall pay Landlord for additional water which is furnished for any other purpose. The amount that Tenant shall pay Landlord for such additional water shall be the average price per gallon charged to the Landlord for the Building by the entity providing water, increased by 25% to cover Landlord's administrative expense.

         9.4 Landlord shall furnish janitor service (including washing of windows with reasonable frequency as determined by Landlord) in and about the Premises, to the extent necessitated by normal office use of the Premises, Monday through Friday, holidays excepted. Landlord shall have no obligation to furnish janitor service for any portion of the Premises which is occupied after 7:00 p.m., is locked or may be used (to the extent permitted under this Lease) for the preparation, dispensing or consumption of food or beverages or for any purpose other than general office use, and Tenant shall keep all such portions of the Premises in a clean and orderly condition at Tenant's sole cost and expense. In the event that Tenant shall fail to keep portions of the Premises in a clean an orderly condition, Landlord may do so and any costs incurred by Landlord in connection therewith shall be payable by Tenant to Landlord upon demand, as additional rent hereunder. Tenant shall also pay to Landlord, as additional rent hereunder, amounts equal to any increase in cost of janitor service in and about the Premises if such increase in costs is due to (a) use of the Premises by Tenant during hours other than normal business hours, or (b) location in or about the Premises of any fixtures, improvements, materials or finish items (including without limitation wall coverings and floor coverings) other than those which are of the standard type adopted by Landlord for the Building. Only those persons who have been approved by Landlord may perform janitorial services.

         9.5 Landlord shall furnish passenger and freight elevator service in common with Landlord and other tenants Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M. Landlord shall provide limited passenger elevator service daily at all times such normal passenger service is not furnished.

         9.6 Landlord does not warrant that any service will be free from interruptions caused by repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, steam, water or supplies or other cause, provided the cause is beyond the reasonable control of Landlord. Landlord agrees to give Tenant notice of any extended interruptions of which Landlord has prior knowledge. No interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall not be liable for any failure to make such repairs or furnish such services unless the failure shall be reasonably curable by Landlord and nonetheless shall persist for an unreasonable time after written notice from Tenant of the need for such repairs or the failure to furnish such service. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements, or provision of any service in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein; provided that in making such repairs, alterations or improvements or providing such service Landlord shall interfere as little as reasonably practicable with conduct of Tenant's business in the Premises, without, however, being obligated to incur liability for overtime or other premium payment to its agents, employees or contractors in connection therewith. If Tenant's beneficial use of all or a substantial portion of the Premises is prevented for a period in excess of 3 consecutive business days (excluding Saturdays, Sundays, and holidays), the Base Rent shall be equitably abated commencing with the fourth business day and continuing until such use is no longer prevented. Such abatement, to the extent provided above, shall be Tenant's sole remedy. Except as provided above, Tenant shall not be entitled to any abatement or reduction of rent or any other remedy by reason of Landlord's failure to furnish any of the services or Building systems called for by this Lease when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or any other cause. As a material inducement to Landlord's entry into this Lease, Tenant waives and releases any rights it may have to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code.

         10. CONDITION OF PREMISES. By occupying the Premises, Tenant shall be deemed to accept the same and acknowledge that they comply fully with Landlord's covenants and obligations hereunder, subject to completion of any items which it is Landlord's responsibility hereunder to furnish and which are listed by Landlord and Tenant upon inspection of the Premises. Tenant acknowledges that neither Landlord nor any agent, employee or representative of Landlord has made any representation or warranty with respect to any matter, including but not limited to any matter regarding the Building or Premises, the applicable zoning or the effect of other applicable laws, or the suitability or fitness of the Building or Premises for the conduct of Tenant's business or any other purpose. Tenant is relying solely on its own investigations with respect to all such matters. During the term of this Lease, Tenant shall maintain the Premises in as good condition as when Tenant took possession, ordinary wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted, and shall repair all damage or injury to the Building or to fixtures, appurtenances and equipment the Building caused by Tenant's installation or removal of its property or resulting from the negligence or tortious conduct of Tenant, its employees, contractors, agents, licensees and invitees. In the event of failure by Tenant to perform its convenience of maintenance and repair hereunder,, Landlord may perform such maintenance and repair, and any amounts expended by landlord in connection therewith shall be payable by Tenant to Landlord upon demand as additional rent hereunder.

         11.      DAMAGE TO PREMISES OR BUILDING.

         11.1 In the event that the Building should be totally destroyed by fire or other casualty, this Lease shall terminate. In the event the Premises or a substantial portion of the Building should be so damaged or destroyed that rebuilding or repairs cannot, in Landlord's opinion, be completed within 120 days after he date of such damage or Landlord will not receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subsection 11.2 below), Landlord may at its option terminate this Lease upon notice to Tenant, or Landlord may proceed to restore the Building. Landlord may at its option terminate this Lease upon notice to Tenant, to Landlord may proceed to restore the Building. In the event that such rebuilding or repairs can, in Landlord's opinion, be completed within 120 days after the date of such damage and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant's insurance which Tenant is required to deliver to Landlord pursuant to Subsection
11.2 below), Landlord shall restore the Building. In the event that Landlord is obligated or elects to restore the Building, Landlord shall commence to rebuild or repair the Building reasonably promptly after such damage or destruction and shall proceed with reasonable diligence to restore it to substantially the condition in which it was immediately prior to the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, alterations, decorations or other improvements which may have been constructed by or specifically for Tenant (except the Improvements built by Landlord pursuant to the Landlord's improvement Construction Rider, which Landlord shall restore), or by or for other tenants within the Building. In such event this Lease shall remain in full force and effect, provided that if Tenant is dispossessed by reason of such casualty from all or a substantial portion of the Premises for more than 3 consecutive business day, Tenant shall be entitled to a ratable abatement of the Base Rent during the time and to the extent the Premises are unfit for occupancy, commencing with the fourth business day; and provided further that Tenant shall have the right to terminate this Lease upon notice served upon Landlord prior to actual completion of any necessary restoration of the Premises if such restoration is not substantially completed within 240 days after the casualty. Such abatement or termination, to the extent provided above, shall be Tenant's sole remedy. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any of Tenant's agents, employees or invitees, there shall be no abatement of rent. Except for abatement o rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenants, business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

         11.2 In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Leasehold improvements and Tenant changes in the Premises to the extent such items are not covered by Landlord's casualty insurance (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 11, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of any Tenant changes which Tenant is required to insure pursuant to this Lease), Tenant fails to receive insurance proceeds covering the full replacement cost of such Tenant changes which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such tenant changes, and upon any damage or destruction thereof, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenants insurance with respect to such items.

         11.3 In the event any holder of a mortgage or deed of trust on the Building should require that the insurance proceeds payable upon damage or destruction to the Building by fire or other casualty be used to retire the debit secured by such mortgage or deed of trust, or in the event any lessor under any underlying or ground lease should require that such proceeds be paid to such lessor, Landlord shall in no event have any obligation to rebuild, and at Landlord's election this Lease shall terminate.

         11.4 With the exception of insurance required to be carried by Tenant under Section 28 of this Lease, and except as provided in Section 11.2, any insurance which may be carried by Landlord or Tenant against loss or damage to the building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Landlord shall not be required to carry insurance of any kind on Tenant's property and, except by reason of the breach by Landlord of any of its obligations hereunder, shall not be obligated to repair any damage thereto or to replace the same.

         11.5 In addition to its termination rights in Subsection 11.1 above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last 12 months of the Term of this Lease and

Landlord estimates that the repair, reconstruction of restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Lease Term, or (b) 60 days after the date of such casualty.

         11.6 Tenant, as a material inducement to Landlord's entering into this Lease, irrevocably waiver and releases its rights under the provisions of
Section 1932(2) and 1933(4) of the California Civil Code (and any successor statutes permitting Tenant to terminate this Lease as a result of any damage or destruction), it being the intention of the parties hereto that the express terms of this Lease shall control under any circumstances in which those provisions might otherwise apply.

         12.           EMINENT DOMAIN.

         12.1 In the event that the whole of the Premises, or so much thereof as to render the balance unusable to Tenant for the purposes leased hereunder, as reasonably determined by Landlord, shall be lawfully condemned or taken in any manner for any public or quasi-public use, or conveyed by Landlord in lieu thereof (a "Taking"), this Lease and the term hereby granted shall forthwith cease and terminate on the date of the taking of procession by the condemning authority (the "Date of Taking").

         12.2 In the event of a Taking of a portion of the Premises which does not result in the termination of this Lease pursuant to Section 12.1, above, the Base Rent shall be abated in proportion to the part of the Premises so taken.

         12.3 In the event of a Taking of a portion of the Premises which does not result in the Premises, and if, in the opinion of Landlord, the Taking is so substantial as to render the remainder of the Building uneconomic to maintain despite reasonable reconstruction or remodeling, or if it would be necessary to alter the Building or Premises materially, Landlord may terminate this Lease by notifying Tenant of such termination within 60 days following the Date of taking, and this Lease shall end on the date specified in the notice of termination, which shall not be less than 60 days after the giving of such notice.

         12. 4 No temporary Taking of the Building or Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to abatement of rent hereunder. Tenant shall be entitled to receive such portion or portions of any award made for the temporary use with respect to the period of the taking which is within then Tenant shall pay to Landlord a sum equal to the reasonable costs of performing Tenant's obligations under Section 15 with respect to Tenant's surrender of the Premises and, upon such payment, shall be excused from such obligations. For purposes of this
Section 12.4, a temporary taking shall be defined as a taking for a period of 270 days or less.


         12.5 Except for the award in the event of a temporary Taking as contemplated in Section 12.4, above, Tenant hereby releases and shall have no interest in, or right to participate with respect to the determination of, any compensation for any Taking, except only that Tenant shall be entitled to the portion of any award specifically designated by the condemning authority to be for any personal property of Tenant included in any such taking or for any relocation expenses or business interruption loss incurred by Tenant.

         13.      DEFAULT.

         13.1 The following events shall be deemed to be events o default by Tenant under this Lease:

                  (a) If Tenant shall fail to pay any installment of rent or any other sum required to be paid by Tenant under this Lease as due.

                  (b) If Tenant shall fail to comply with any term provision or covenant of this Lease, other than provisions pertaining to the payment of money.

                  (c) If Tenant shall make an assignment for the benefit of creditors.

                  (d) If Tenant shall file a petition under any section or chapter of the federal Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any State thereof pertaining to bankruptcy, insolvency or debtor relief, or Tenant shall have a petition or other proceedings filed against Tenant under any such law or chapter thereof and such petition or proceeding shall not be vacated or set aside within 60 days after such filing.

                  (e) If a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated and possession of such assets restored to Tenant within 30 days after such appointment.

                  (f) If Tenant shall desert or vacate any substantial portion of the Premises and the same shall remain unoccupied for more than 14 days thereafter.

                  (g) If Tenant shall assign this Lease or sublet the Premises in violation of the terms hereof.

         13.2 Any shorter period for cure provided by law notwithstanding, and in lieu thereof, including without limitation California Code of Civil Procedure
Section 1161, Tenant may cure any monetary default under Subsection 13.1(a), above, at any time within 10 days after written notice of default is received by Tenant from Landlord; and (except as specifically provided otherwise in Section
24) Tenant may cure any non-monetary default within 30 days after written notice of default is received by Tenant from Landlord, provided that if such non-monetary default is curable but is of such a nature that the cure cannot be completed within 30 days, Tenant shall be allowed to cure the default if Tenant promptly commences the cure upon receipt of the notice and diligently prosecutes the same to completion shall occur not later than 60 days from the date of such notice from Landlord.

         14.      REMEDIES UPON DEFAULT.

         14.1 Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies (each and all of which shall be cumulative and non-exclusive) without any notice or demand whatsoever:

                  (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession of arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                           (1)      The worth at the time of award of any unpaid
rent which has been earned at the time of such termination; plus

                           (2)      The worth at the time of award of award of
the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss hat Tenant proves could have been reasonably avoided; plus

                           (3)      The worth at the time of award of the amount
by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                           (4)      Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to reasonable attorney' fees, removal and storage (or disposal) of Tenant's personal property, unreimbursed leasehold improvement costs (e.g. the amounts Landlord has expended for leasehold improvements which have not been recovered as o the termination of the Lease when amortized on a straight-line basis over the originally scheduled lease term), brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant , whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                           (5)      At Landlord's election, such other amounts
in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Subsection 14.1(a) shall be deemed to be and to mean al sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. Any such sums which are based on percentages of income, increased costs or other historical data shall be reasonable estimates or projections computed by Landlord on the basis of the amounts thereof accruing during the 24-month period immediately prior to default, except that if it becomes necessary to compute such sums before a 24-month period has expired, then the computation shall be made on the basis of the amounts accruing during such shorter period. As used in Subsections 14.1(a)(1) and (2), above, the "worth at the time of award" shall be computed by allowing interest from the data the sums became due at the lesser of (I) the Bank of America prime rate on the due date plus 4% , or (ii) the maximum rate permitted by law. As used in Subsection 14.1(a)(3), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

                  (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to any procedures permitted by applicable law, including but not limited to those described in Section 15.3. No re-entry or taking possession of the premises by Landlord pursuant to this Section 14.1(b), and no acceptance of surrender of the Premises or other action on Landlord part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

                  (c) In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Subsection 14.1(c), then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due Landlord's allocation not to terminate this Lease pursuant to this Subsection 14.1(c) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

                  (d) Whether or not Landlord elects to terminate this Lease on account of any default by Tenant Landlord shall have the right to terminate any and all subleases, licenses, concessions of other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable therunder.

         14.2 Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, norwithstanding any prior practice of accepting payments in any different form.

         14.3 All rights, options and remedies of Landlord contained in this
Section 14 and elsewhere in this Lease shall have the right to pursue any one or more of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in Section 14 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

         14.4 Landlord shall not be deemed in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within 30 days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such 30-day period and thereafter diligently pursues the same to completion. Upon any such uncurled default by Landlord, Tenant shall be entitled, as tenant's sole and exclusive remedy, to recover from Landlord tenant's actual damages (but not lost profits or other incidental or consequential damages) shown by Tenant to have been directly caused thereby; provided, however:(a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease:(b) Tenant shall in no event be entitled to terminate this Lease by reason of Landlord's default: and (c) Tenant's rights and remedies hereunder shall be limited to the extent Tenant has expressly waived in this Lease any of such rights or remedies, including the limitation on Landlord's liability contained in Section 33.17 hereof.

         14.5 No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall e deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provision and convenience herein contained. Forebearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the rent so accepted, subject to the provisions of Section 33.1.

        15.     SURRENDER OF PREMISES; REMOVAL OF PROPERTY.

        15.1 No act or thing done by Landlord or any agent or employee of Landlord during the term hereof shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or affect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

        15.2 Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Section 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Without limiting the foregoing, upon the expiration or termination of the Lease, Tenant shall remove from the Premises any removable equipment (including but not limited to telecommunications switching equipment), furniture and trade fixtures owned by Tenant, and shall repair at Tenant's expense any damage to the Premises or Building resulting from such removal, and Landlord shall not assert any claim of ownership to such items merely on account of their having been placed in or affixed to the Premises or the Building.

        15.3 Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the term of this Lease, or within 48 hours after a termination by reason of Tenant's default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord (without liability to Tenant) in accordance with Sections 1980 through 1991 of the California Civil Code and
Section 1174 of the California Code of Civil Procedure, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time, or in accordance with any other legally permissible procedure, whether by public or private sale or otherwise. Landlord shall be entitled to apply any proceeds of the sale of such items to any sums due to Landlord by Tenant and to Landlord's costs of removal, storage and sale of such items. Alternatively, Landlord shall be entitled to treat Tenant's failure to remove such items from the Premises as either a permitted or unpermitted holdover pursuant to Section 19 of this Lease.

        15.4 Subject to the last sentence of Section 15.2, all fixtures, alterations, additions, repairs, improvements and/or appurtenances attached to or built into or on or about the Premises prior to or during the term hereof, whether by Landlord at its expense or at the expense of Tenant, or by Tenant at its expense, or by previous occupants of the Premises, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term of this Lease. Such fixtures, alterations, additions, repairs, improvements and/or appurtenances shall include, without limitation, floor coverings, drapes, paneling, molding, doors, kitchen and dishwashing fixtures and equipment, plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations. Notwithstanding the foregoing, Landlord may, in its sole discretion, require Tenant, at Tenant's sole cost and expense, to remove any fixtures, alterations, additions, repairs, improvements and/or appurtenances attached or built into or on or about the Premises, and to repair any damage to the Building and Premises occasioned by the installation, construction, operation and/or removal of such fixtures, equipment, alterations, additions, repairs, improvements and/or appurtenances. If Tenant shall fail to complete such removal and repair such damage, Landlord may do so and may charge the reasonable cost thereof to Tenant.

        15.5 Tenant hereby waives all claims for damages or other liability in connection with Landlord's re-entering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

16.      COSTS OF SUIT; ATTORNEYS' FEES; WAIVER OF JURY TRIAL.

         16.1 If Tenant or Landlord shall bring any action for any relief, declaratory or otherwise, against the other arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party its costs of suit, including, without limitation, a reasonable sum for attorneys' and other professional fees relating to such suit, and such fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is contested or prosecuted to judgment.

         16.2 In the event that Landlord shall, without fault of Landlord's part, be made party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or of any such other person, Tenant hereby indemnifies and holds Landlord harmless from and against all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

         16.3 In order to limit the cost of resolving any disputes between the parties, and as a material inducement to each party to enter into this Lease, each party hereby waives the right to a jury trial with respect toany litigation between the parties arising out of this Lease, Tenant's occupancy of the Premises, or Landlord's ownership, operation or managementof the Building, irrespective of any rights to a jury trial which either party otherwise then would have under applicable statutes, constitutions, judicial decisions or other laws.

         17.      ASSIGNMENT AND SUBLETTING.

         17.1 Except as hereinafter provided, Tenant shall not sublet all or any part of the Premises, nor assign this Lease, nor enter any license, "co-location agreement" or other agreement permitting a third party (other than Tenant's employees and occasional guests) to use or occupy any portion of the Premises, without Landlord's express prior written consent, which consent shall not unreasonably be withheld. (For purposes of the balance of this Section 17.1 and Sections 17.2 through 17.4, the term "sublease" shall be deemed to include licenses, co-location agreements, and other agreements for use or occupancy of the Premises as described in the preceding sentence. The terms "subtenant" and "sublet" shall be construed accordingly.)

         In order to assist Landlord in evaluating any proposed assignment or sublease, Tenant agrees to provide Landlord with the proposed subtenant or assignee's current financial statement and financial statements for the preceding 2 years and such other information concerning the business background and financial condition of the proposed subtenant or assignee and of Tenant as Landlord may reasonably request.

         Landlord and Tenant hereby agree that Landlord's disapproval of any proposed sublease or assignment hereunder shall be deemed reasonable if based upon any reasonable factor, including, without limitation, any or all of the following factors:

                  (a) The proposed transfer would result in more than two subleases of portions of the Premises being in effect at any time during the term;

                  (b) The rent payable by the proposed transferee would be less than the fair market rental value for the space as determined pursuant to the last paragraph of this Section 17.1;

                  (c) The proposed transferee is an existing tenant or occupant of the Building or has negotiated with Landlord within the last twelve months for space in the Building or is another transferee prohibited by the next to last paragraph of this Section 17.1;

                  (d) The proposed transferee is a governmental entity;

                  (e) The transaction calls for new demising walls to be built, and the portion of the Premises proposed to be sublet or assigned is irregular in shape and/or has inadequate means of ingress and egress;

                  (f) The use of the Premises by the proposed transferee (i) is not permitted by the use provisions of this Lease, or (ii) might, in Landlord's reasonable opinion, violate any right for an exclusive use granted by Landlord to another Tenant in the Building;

         Landlord may require that the assignee or subtenant remit directly to Landlord on a monthly basis, all monies due to Tenant by said assignee or subtenant. In such event Landlord shall apply the sums received to the obligations of Tenant and its successors under this Lease.

         In the event of default by any assignee or subtenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

         Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with the assignee or other successor of Tenant, and without obtaining Tenant's consent thereto, and any such actions shall not relieve Tenant of liability under this Lease.

         Consent by Landlord to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

         If Tenant is a corporation which, under California law, is not deemed a publicly-held corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest controlling such corporation, association or partnership shall be deemed an assignment within the meaning and provisions of this Section 17. For purposes hereof, "control" shall be deemed to refer to any amount, in the aggregate, exceeding 25% of the voting power of such corporation, association or partnership. Notwithstanding the foregoing, the immediately preceding sentence shall not apply to any transfer of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market.

         Tenant agrees that all advertising by Tenant to market the space in the Premises to be sublet or assigned shall require Landlord's prior written approval, which shall not be unreasonably withheld. Tenant further agrees that it shall not, without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion, market any space in the Premises, assign the lease or sublet any space in the Premises to existing tenants or occupants of the Building, or to any entity controlling, controlled by, or under common control with any existing tenant or occupant of the Building, except for any entity controlling, controlled by or under common control with Tenant.

         Tenant agrees that it shall not sublet, nor assign, nor advertise as available for subletting or assignment, nor list with brokers for subletting or assignment, all or any portion of the Premises for a consideration which is equal to less than the fair market rental value, as determined by Landlord in its reasonable discretion, for comparable space in the Building for a comparable term commencing concurrently with the assignment or sublease term, with comparable rent credits and tenant improvement allowances. Within 10 days after Landlord receives any written request from Tenant for Landlord's estimate of the fair market rental value for specified space (which request shall identify the space in question, the proposed term and the proposed rent credits and improvement allowances), Landlord shall notify Tenant in writing of the fair market rental value for such space for a comparable rent credits and tenant improvement allowances.

         17.2 In the event that Tenant desires to assign this Lease, or to enter into a sublease, as to all or any portion of the Premises, except where the subtenant or assignee is an entity controlling, controlled by or under common control with Tenant. Tenant shall, prior to solicitation of offers therefor, give Landlord notice of Tenant's desire to assign or sublet and of the portion of the Premises to be affected by the proposed assignment or sublease. Landlord shall have the right, exercisable by notice to Tenant within 60 days after Landlord's receipt of Tenant's notice of desire to assign or sublet, to terminate this Lease as to the portion of the Premises affected by the proposed assignment or sublease, such termination to be effective as of the date 60 days after notice by Landlord to Tenant of such termination.

         In the event of a termination of this Lease as to a portion of the Premises pursuant to this Section 17.2, effective as of such termination, the Premises shall be deemed to no longer include the portion of the Premises subject to such termination. Tenant shall surrender possession of that portion of the Premises in accordance with the provisions of this Lease, and the rent payable hereunder and Tenant's Percentage Share shall be appropriately adjusted based upon the rentable area remaining within the Premises.

         If Landlord does not elect to terminate pursuant to this Section 17.2, and if Tenant does not enter into an assignment or sublease as specified in Tenant's notice of desire to assign or sublet within 6 months after the expiration of Landlord's 60-day period for election to terminate, then Tenant shall again comply with the provisions of this Section 17.2 before assigning this Lease, or entering into a sublease, as to all or any portion of the Premises.

         17.3 In the event that Tenant has sought and received Landlord's consent to assign this Lease, or to enter into a sublease as to all or any portion of the Premises, the monthly rent payable by Tenant to Landlord, pursuant to Section

3, shall be increased by one-half of the amount to be received by Tenant during each month pursuant to the terms of the assignment or sublease, in excess of Tenant's monthly rental payable to Landlord for the space subject to the assignment or sublease. The amounts referred to in the previous sentence include rent, additional rent, or any other payment in respect of use or occupancy, or in reimbursement of costs of leasehold improvements installed by Tenant, and whether paid in a lump sum or periodic payments. In no event shall the total sums payable to the Landlord be less than the monthly rental Landlord would have received but for such assignment or sublease.

         The additional rent shall be due and payable to Landlord in accordance with the schedule specified in the sublease or assignment instrument, and the failure of any subtenant or assignee to make any payments in accordance with that schedule shall not affect the obligation of Tenant to pay the additional rent to Landlord.

         The calculation of the amount of rentable space being sublet shall be made by Landlord in accordance with its usual standards. Landlord may require acknowledgment by Tenant of Tenant's concurrence on the Landlord's calculation of the amount of rentable space being sublet as a condition to Landlord's consent to any sublease.

         The Provisions of a sublease or assignment instrument consented to by Landlord cannot be modified, nor the sublease or assignment terminated, other than in accordance with its terms, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. The terms of this
Section 17.3 shall apply to any subleasing or assignment by any subtenant or assignee.

         17.4 Tenant shall pay to Landlord, promptly upon receipt of a billing from Landlord, the amount of Landlord's reasonable attorney fees incurred in connection with Landlord's review or approval of any sublease or assignment transaction requiring Landlord's consent hereunder.

         18. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer of Landlord's interest in the Building or Premises, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, including, without limitation, the obligation of Landlord to return the Security Deposit as provided in this Lease; provided that the transferor shall, within a reasonable time, transfer any Security Deposit then held by Landlord, or any portion thereof remaining after proper deductions therefrom, to the transferee and shall thereafter notify Tenant of such transfer, of any claims made against the Security Deposit, and of the transferee's name and address, by written notice delivered personally (in which case Tenant shall acknowledge receipt of such notice by signing Landlord's copy of such notice) or by registered or certified mail.

         19. HOLDING OVER. If tenant holds over after the term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case, Base Rent shall be payable at a monthly rate equal to 125% of the Base Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Section 19 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.

         20. NOTICES. In every case when, under the provisions of this Lease, it shall be necessary or desirable for one party hereto to serve any notice, request or demand on the other, such notice or demand shall be in writing and shall be served personally or by deposit in the United States mail, postage and fees fully prepaid, registered or certified mail, with return receipt requested, addressed to the applicable address for notice set forth in Section A on page 1. Landlord or Tenant may, from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to whom all such notices or demands are thereafter to be addressed. Service of any such notice or demand if given personally shall be deemed complete upon delivery, and if made by mail shall be deemed complete on the day of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of 2 business days after the date of mailing, whichever is earlier.

         Notwithstanding the provisions of this Section 20, any notice of default as described in Section 13.2 and any pleadings or notices given by either party to the other with respect to any judicial proceeding between the parties shall be served in the manner prescribed by applicable California law without reference to this paragraph, and shall be deemed served at such time as is provided by such applicable law without reference to this paragraph.

         21. QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying the rent and performing the covenants of this Lease on Tenant's part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises for the term of this Lease.

         22.      TENANT'S FURTHER OBLIGATIONS.

         22.1 Except for ordinary wear and as otherwise provided in this Lease, Tenant shall, at Tenant's expense, keep in good order, condition and repair the interior of the Premises and shall promptly and adequately repair all damage to the interior of the Premises and replace or repair all glass, fixtures, equipment and appurtenances therein damaged or broken, under the supervision and with the approval of Landlord and, if tenant does not do so, Landlord may, but need not, make such repairs and replacements. If Landlord does so, Tenant shall pay Landlord the cost thereof promptly upon demand, as additional rent hereunder.

         22.2 Tenant shall comply with all laws, ordinances, rules, regulations, orders and directives of governmental and quasi-governmental bodies and authorities having jurisdiction over Tenant or the Premises from time to time and shall obtain and keep in effect all licenses, permits (including but not limited to conditional use permits) and other authorizations required with respect to the business or businesses conducted by Tenant within or from the Premises or with respect to any special equipment or facilities of Tenant permitted under the other provisions of this Lease. Tenant and its employees, agents, licensees and invitees shall also comply with all reasonable rules and regulations which Landlord may adopt from time to time for the protection and welfare of the Building and its tenants and occupants; provided that Tenant shall not be responsible for compliance with any rule or regulation adopted by Landlord unless or until Tenant is furnished with a copy thereof. The present rules and regulations for the Building are attached hereto as Exhibit "B". Landlord shall have no liability to Tenant for the failure of any other tenant in the Building to observe the rules and regulations.

         23. ESTOPPEL CERTIFICATE BY TENANT. At any time and from time to time, within 15 days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), that Tenant knows of no default hereunder by Landlord and has no right of offset or deduction against the rent or any other charge payable to Landlord (or specifying any claimed), the amount of any security posted by Tenant, the dates to which the rent and other charges have been paid in advance, any increases or decreases of rent that are anticipated, the commencement date of the Lease and such other matters as may be reasonably requested by Landlord. It is intended that any statement delivered pursuant to this Section 23 may be relied upon by any purchaser of the fee or mortgagee or beneficiary or assignee of any mortgage or trust deed upon the fee of the Building or Premises. Tenant's failure to deliver the statement within the period specified above shall be conclusive and binding upon Tenant that the Lease is in full force and effect without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against rental, and that no more than one month's rental has been paid in advance.

         24. SUBORDINATION AND ATTORNMENT. This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Building or Premises, and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. As a condition precedent to the effectiveness of any such subordination of this Lease to any future ground or underlying leases or the lien of any future mortgages, deeds of trust, or like encumbrances, Landlord shall provide to Tenant a commercially reasonable non-disturbance and attornment agreement in favor of Tenant executed by such future ground lessor, master lessor, mortgagee or deed of trust beneficiary, as the case may be, which shall provide that Tenant's quiet possession of the Premises shall not be disturbed on account of such subordination to such future lease or lien so long as Tenant is not in default under any provisions of this Lease. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or underlying leases or the lien of any or all mortgages, deeds of trust or like encumbrances to the Lease. In the event that any ground or underlying lease terminates for any reason or any mortgage, deed of trust or like encumbrance is foreclosed or a conveyance in lieu of foreclosure is made for any reason, then at the election of Landlord's successor-in-interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord in the form reasonably required by Landlord, within 10 days after receipt of written demand by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any ground or underlying lease or the lien of any mortgage, deed of trust, or like encumbrance. Should Tenant fail to sign and return any such documents within said 10-day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods, except as may be required by statute.

         25.      RIGHTS RESERVED TO LANDLORD.

         25.1 All portions of the Building are reserved to Landlord, including exterior building walls, core corridor walls and doors and any core corridor entrance, but excluding the Premises and the inside surfaces of all walls, windows and doors bounding the Premises. Landlord also reserves any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as the right to access thereto through the Premises for the purposes of operation, maintenance, decoration and repair.

         25.2 Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby released), and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoffs or abatement of rent:

                  (a) To enter the Premises at all reasonable times during the term of this Lease for the purpose of inspecting the same, supplying janitorial service, posting notices of non-responsibility, exhibiting the Premises to prospective tenants, purchasers or others, or making such repairs or replacements therein as may be required by this Lease or as Landlord may deem appropriate; provided that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy and shall, when practical, give Tenant at least 48 hours' prior notice of such repairs (except in case of emergencies, when no notice shall be required). For each of the foregoing purposes, Tenant shall provide to Landlord a key with which to unlock at any time all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Landlord may use any other means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent. Any damages or losses on account of any such entry by Landlord shall be Tenant's sole responsibility except as otherwise expressly provided herein. Nothing in this Section 25 shall be construed as obligating Landlord to perform any repairs, alterations or decorations, except as otherwise expressly required in this Lease.

                  (b) To change the name or street address of the Premises or Building.

                  (c) To install and maintain signs on the exterior and interior of the Building, except within the Premises.

                  (d) To have pass keys to the Premises.

                  (e) To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last 6 months of the term hereof if, during or prior to such time, Tenant has vacated the Premises, or at any time after Tenant abandons the Premises.

                  (f) To have access to all mail chutes according to the rules of the United States Postal Service.

                  (g) To do or permit to be done any work in or about the exterior of the Building or any adjacent or nearby building, land, street or alley.

                  (h) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by this Lease.

         26. FORCE MAJEURE. Whenever there is provided in this Lease a time limitation for performance by Landlord or Tenant of any construction, repair, maintenance or service, the time provided for shall be extended for as long as and to the extent that delay in compliance with such limitation is due to an act of God, governmental control or other factors beyond the reasonable control of Landlord or Tenant, respectively.

         27.      WAIVER OF CLAIMS; INDEMNITY.

         27.1 Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of, and waives all claims it may have against Landlord, its agents, employees, affiliates and successors in interest for damage to or loss of property or personal injury or loss of life resulting from the Building or Premises or any part thereof becoming out of repair, by reason of any repair or alteration thereof, or resulting from any accident within the Building or Premises or on or about any space adjoining the Building or Premises, or resulting directly or indirectly from any act or omission of any person, or due to any condition, design or defect of the Building or Premises, or any space adjoining the Building or Premises, or the mechanical systems of the Building or Premises, which may exist or occur, whether such damage, loss or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of whether the cause of such damage, loss or injury or the means of repairing the same is accessible to Tenant; provided such assumption and waiver shall not apply to claims to the extent caused by the negligence or willful misconduct of Landlord or its agents.

         27.2 Tenant hereby indemnifies and holds Landlord and Landlord's agents, employees, affiliates and successors in interest harmless from and against any and all claims, demands, suits, fines, losses and other liabilities for or relating to injury or loss of life to persons or damage to or loss of property arising from Tenant's use of the Building or the Premises or from the conduct of Tenant's business or from any work done, permitted or suffered by Tenant in or about the Premises or elsewhere, and further indemnifies and holds Landlord and Landlord's agents, employees, affiliates and successors in interest harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence or intentional conduct of Tenant or Tenant's agents, employees, contractors, licensees, invitees, representatives or successors in interest, and from and against all costs, attorneys' and other professional fees, expenses and liabilities incurred by Landlord or Landlord's agents, employees, affiliates and successors in interest in or in connection with any such claim, demand, suit, fine or proceeding. In the event that any action or proceeding be brought against Landlord or Landlord's agents, employees, affiliates or successors in interest by reason of any such claim, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's cost and expense by counsel approved by Landlord, such approval not to be unreasonably withheld.

         28.      INSURANCE.

         28.1 Tenant shall procure and shall maintain in effect, at Tenant's sole cost and expense throughout the term of this Lease, including any extensions and renewals thereof, public liability and property damage insurance against claims for bodily injury, death or property damage occurring upon or about the Premises or Building, in each case naming Landlord as additional insured and, upon request by Landlord, naming the holder of any mortgage, deed of trust or like encumbrance or the lessor under any underlying lease covering the Building as additional insured, with a limit of liability of not less than $3,000,000.00 single limit. If from time to time, the limits of liability set forth above are, in the reasonable opinion of Landlord, inadequate, Tenant shall increase such insurance coverage to an amount as shall be designated by Landlord's notice to Tenant.

         Tenant shall also procure and maintain, at Tenant's sole cost and expense throughout the term of this Lease, casualty insurance on Tenant's personal property in the Premises and any leasehold improvements which the Tenant installed at its own cost in an amount at least equal to the full replacement cost of such property, providing coverage against all perils insured against by a "fire and extended coverage" policy, as well as sprinkler damage, vandalism and malicious mischief.

         Tenant shall also obtain the following insurance:

                  (a) Worker's compensation and employer's liability insurance in form and amount satisfactory to Landlord.

                  (b) Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to or use of the Premises or the Building as a result of such perils.

                  (c) Liquor liability insurance coverage in limits of not less than Five Hundred Thousand Dollars ($500,000) if at any time during the term hereof any alcoholic beverages of any nature are served on the Premises.

                  (d) Any other form or forms of insurance as Landlord or Landlord's lender or ground or primary lessors may reasonably require from time to time in form, in amounts, and for insurance risks against which a prudent tenant of a comparable size and in a comparable business would protect itself.

         Such policies of insurance shall be with insurance companies acceptable to Landlord, shall not have a deductible amount exceeding $5,000.00 in the aggregate, and shall specifically provide that the insurance afforded by such policies for the benefit of Landlord and Landlord's mortgagees and ground lessors shall be primary, and that any insurance carried by Landlord or Landlord's mortgagees and ground lessors shall be excess and non-contributing. Such policies shall be evidenced by certificates of insurance delivered to Landlord from time to time showing such insurance to be at all times prepaid and in full force and effect and providing that such insurance cannot be cancelled or modified upon less than 30 days' prior written notice to Landlord. If at any time Tenant has not provided Landlord with a then currently effective certificate of insurance acceptable to Landlord as to any insurance required to be maintained by Tenant, Landlord may, without further inquiry as to whether such insurance is actually in force, obtain such a policy and Tenant shall reimburse Landlord, upon demand as additional rent hereunder, for the cost thereof, together with Landlord's administrative fee equal to 25% of the premium.

         28.2 Tenant hereby waives its rights against Landlord and its managing agent and their respective partners, officers, directors, shareholders, employees, agents, representatives, contractors, affiliates, successors, licensees, and invitees with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from (a) risks insured against under any insurance policy carried by Tenant at the time of such claim, damage, loss or injury, or
(b) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

         28.3 Tenant shall cause each insurance policy required to be obtained by it pursuant to this Section 28 to provide that the insurer waives all rights of recovery by way of subrogation against Landlord and its managing agent and their respective partners, officers, directors, shareholders, employees, agents, representatives, contractors, affiliates, successors, licensees, and invitees in connection with any claims, losses and damages covered by such policy. If Tenant fails to maintain insurance required hereunder, Tenant shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

         29.      FIXTURES, TENANT IMPROVEMENTS AND ALTERATIONS.

         29.1 Except as otherwise provided in any rider to this Lease, all improvements, fixtures and/or equipment which Tenant may install or place in or about the Premises, and all alterations, repairs or changes to the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant. Landlord shall be without any obligation in connection therewith. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such alterations, repairs, changes, improvements, fixtures, and/or equipment in, on or about the Premises. Tenant shall have the right to remove its removable equipment, furniture, and trade fixtures as more specifically provided in Section 15 above.

         29.2 Notwithstanding any provision in this Section 29 to the contrary, Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises;
(ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or the common areas; (iv) weaken or impair the structural strength of the Building; (v) in the opinion of Landlord, lessen the value of the Building; (vi) will violate or require a change in any occupancy certificate applicable to the Premises; or (vii) in the opinion of Landlord, will increase the Building's Operating Costs or Utility Costs.

         29.3 Before proceeding with any alteration, repair or change which is not otherwise prohibited in Subsection 29.2 above, Tenant must first obtain Landlord's written approval of (i) the plans and specifications for all such work; (ii) with respect to any connecting lines that will be outside the Premises (if such lines are permitted by Landlord in its sole discretion), a description of the areas of the Building to which Tenant will require access both for the initial work and for ongoing maintenance of the improvements or installations; (iii) the names of all contractors and subcontractors who will perform such work, all of whom shall be selected from Landlord's then-current list of approved contractors, which Landlord may compile in Landlord's reasonable discretion and will provide to Tenant within ten days following Landlord's receipt of Tenant's written request; (iv) copies of all liability, casualty and worker's compensation insurance applicable to the construction, maintenance and ongoing operation of the improvements and installations; and (v) copies of all governmental permits required for the work. Landlord's consent to such matters shall not unreasonably be withheld; provided, however, that with regard to any such matters which may affect the structural members, the heating, ventilation, air conditioning or other building systems, exterior walls, windows and doors of the Building, and with regard to the installation of any signs outside the Premises, Landlord may grant or withhold its consent in its unlimited discretion. Landlord may impose, as a condition of its consent to any alterations, repairs or changes of the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen previously used and currently approved by Landlord for work in the Building.

         29.4 After Landlord has approved the change, repair or alteration and the other items listed in Section 29.3, Tenant shall enter into an agreement for the performance of such change, repair or alteration with the contractors and subcontractors approved by Landlord, as provided in Section 29.3. Before proceeding with any change, repair or alteration Tenant shall (i) provide Landlord with 10 days' prior written notice thereof; and (ii) pay to Landlord, within 10 days after written demand, the costs of any increased insurance premiums incurred by Landlord as a result of such changes, repairs or alterations. In addition, before proceeding with any change, repair or alteration, Tenant's contractors shall obtain, on behalf of Tenant and at Tenant's sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such change, repair or alteration; and (B) a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such change, repair or alteration. Landlord's approval of permits pursuant to Section 29.3 shall not relieve Tenant of the obligation to obtain any other or supplemental permits required by the preceding sentence.

         29.5 Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord's engineers and other consultants (but not Landlord's on-site management personnel) for review of all plans, specifications and working drawings for the change, repair or alteration within 10 business days after Tenant's receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within 10 business days after completion of any change, repair or alteration, the actual, reasonable costs incurred by Landlord for services rendered by Landlord's management personnel and engineers to coordinate and/or supervise any of the change, repair or alteration to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

         29.6 All changes, repairs and alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a first-class and workmanlike manner; (iii) in compliance with all laws, rules, and regulations of all governmental agencies and authorities;
(iv) in such a manner so as to not to interfere with the occupancy of any other tenant in the Building, nor impose any additional expense or delay upon Landlord in the maintenance and operation of the Building; and (v) at such times, in such manner and subject to rules and regulations as Landlord may from time to time reasonably designate.

         29.7 Throughout the performance of any such change, repair or alteration Tenant shall obtain, or cause its contractors to obtain, worker's compensation insurance and general liability insurance covering the work in compliance with provision of Section 28 of this Lease, and builder's risk insurance for the work reasonably acceptable to Landlord.

29.8 In the event Tenant orders any construction, alteration, decorating or repair work directly from Landlord, or from the contractor selected by Landlord, the charges for such work, together with Landlord's administration fee equal to 15% of the contract price, shall be deemed additional rent under this Lease, payable upon billing therefor, either in advance of the start of work, or periodically during construction, or upon the substantial completion of such work, at Landlord's option.

         30. MECHANIC'S LIENS. Tenant agrees to give Landlord written notice of the commencement date of any alterations, improvements or repairs to be made in, to or upon the Premises not later than 15 days prior to the commencement of any such work, in order to give Landlord time to post notices of nonresponsibility. Tenant will not permit any mechanic's, materialman's or other lien to be placed upon the Premises or Building or improvements therein during the term hereof; and in the event that any mechanic's, materialman's or other lien is filed against the Premises or Building or improvements therein in connection with any alteration, repair, improvement or change of, or installation of fixtures or equipment in, the Premises, Tenant shall cause such lien to be released within 10 days after such filing, either by satisfaction of such claim or by posting of a bond. Notwithstanding the foregoing, Landlord shall have the right and privilege at Landlord's option of paying the amount of any such lien or claim, or any portion thereof, without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be deemed additional rent hereunder due from Tenant to Landlord upon demand.

         31. ALTERNATE SPACE. If the Premises comprise less than a full floor in the Building, Landlord shall have the privilege of moving Tenant to other space in the Building comparable to the Premises, and all terms hereof shall apply to the new space with equal force. In such event Landlord shall give Tenant at least 60 days' prior notice in writing and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as practicable.

         32.      HAZARDOUS MATERIALS.

         32.1 In addition to its other obligations under this Lease, Tenant covenants to comply with all laws relating to Hazardous Materials, as defined below, with respect to the Premises and the Building. Except for general office supplies typically used in an office area in the ordinary course of business (such as copier toner, liquid paper, glue, ink and cleaning solvents), for use in the manner for which they were designed and only in accordance with all Hazardous Materials laws and the highest standards prevailing in the industry for such use, and then only in such amounts as may be normal for the office business operations conducted by Tenant on the Premises, neither Tenant nor any of Tenant's agents, employees, contractors, subtenants, assignees, licensees or invitees ("Tenant's Parties") shall use, handle store or dispose of any

Hazardous Materials in, on, under or about the Premises, the Building or the site on which the Building is located. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises, Building and site to the condition existing prior to the introduction of any such Hazardous Materials by Tenant or any Tenant Parties, provided Landlord's approval of such actions shall first be obtained. Furthermore, Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Material.

         32.2 Tenant shall be solely responsible for and shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, demands, judgments, suits, causes of action, damages, penalties, fines, liabilities, losses and expenses (including, without limitation, investigation and clean-up costs, attorneys' fees, consultant fees and court costs) which arise during or after the term of this Lease as a result of the breach of any of the obligations and covenants set forth in this Section 33, and/or any contamination of the Premises, Building or site directly or indirectly arising from the activities of Tenant or any Tenant Parties.

         32.3 For purposes of this Lease, the term "Hazardous Materials" shall mean, collectively, asbestos, any petroleum fuel, and any hazardous or toxic substance, material or waste which is or becomes regulated or defined as hazardous or toxic by any local governmental authority, the State of California or the United States Government, including, but not limited to, any material or substance defined as hazardous or toxic under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Clean Water Act, 33 U.S.C. Sections 466, et seq.; the Safe Drinking Water Act, 14 U.S.C. Sections 1401, et seq.; the California Hazardous Substance Account Act, California Health and Safety Code Sections 25330, et seq.; the California Hazardous Waste Control Act, California Health and Safety Code Sections 25100, et seq.; the California Safe Drinking Water and Toxic Health Enforcement Act, California Health and Safety Code Sections 25249.5, et seq.; California Health and Safety Code Sections 25280, et seq. (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, California Health and Safety Code Sections 25179.1, et seq.; California Health and Safety Code Sections 25501, et seq. (Hazardous Materials Release Response Plans and Inventory); Petroleum Underground Storage Tank Cleanup, Health and Safety Code Sections 25299.10, et seq.; and the Porter-Cologne Water Quality Control Act, California Water Code Sections 13000, et seq., as such laws may be amended from time to time.

         32.4 The foregoing covenants and indemnities of Tenant shall survive the expiration or earlier termination of the Lease.

         33. MISCELLANEOUS.

         33.1 No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit or final judgment for possession shall reinstate, continue or extend the term of this Lease or affect any such notice, demand, suit or judgment. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to all obligations of Tenant to Landlord, whether expressly contained in this Lease or imposed by any statute or at common law.

         33.2 If any provision of this Lease or its application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Lease or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable to any extent, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law; and it is the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         33.3 The covenants and obligations of Tenant pursuant to this Lease shall be independent of performance by Landlord of the covenants and obligations of Landlord pursuant to this Lease, and performance by Tenant of each covenant and obligation of Tenant pursuant to this Lease shall be a condition precedent to the duty of Landlord to perform the covenants and obligations of Landlord pursuant to this Lease.

         33.4 The headings of Sections of this Lease are for convenience only and do not define, limit or construe the contents thereof. References made in this Lease to numbered Sections, Paragraphs and Subparagraphs shall refer to numbered Sections, Paragraphs or Subparagraphs of this Lease unless otherwise indicated.

         33.5 Where appropriate, words in the singular, including without limitation the words "Landlord" and "Tenant", include the plural, and vice versa. Words in the neuter gender include the masculine and feminine genders, and vice versa, and words in the masculine gender include the feminine gender, and vice versa.

         33.6 If more than one person or entity executes this Lease as Tenant:
(a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

         33.7 Time is of the essence of this Lease. Failure of either party to perform any act strictly within the applicable period specified herein shall entitle the other to exercise all remedies herein contemplated. All references in this Lease to "days" shall mean calendar days unless specifically stated herein to be "business" days.

         33.8 This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

         33.9 All monetary obligations of either party hereunder to the other remaining past due 10 days or more after the date specified herein for payment shall bear interest until paid at the lesser of (i) the Bank of America prime rate as of the due date plus 4%, or (ii) the maximum rate permitted by law.

         33.10 This instrument, along with any riders, exhibits and attachments or other documents referred to in Section M on page 2 (all of which riders, exhibits, attachments and other documents are hereby incorporated into this instrument by this reference), constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Premises, and this agreement and said riders, exhibits and attachments and other documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral agreements, understandings and/or practices relative to the leasing of the Premises are merged herein or revoked hereby. References in this instrument to this "Lease" shall mean, refer to and include this instrument as well as any riders, exhibits, attachments or other documents referred to in Section M, and references to any covenant, condition, obligation and/or undertaking "herein", "hereunder" or "pursuant hereto" (or language of like import) shall mean, refer to and include the covenants, conditions, obligations and undertakings existing pursuant to this instrument and such riders, exhibits, attachments or other documents. All terms defined in this instrument shall be deemed to have the same meanings in all riders, exhibits, attachments or other documents referred to in Section M unless the context thereof clearly requires the contrary.

         33.11 Tenant hereby consents to amendment of this Lease as and to the extent required by any lender which makes a loan to Landlord secured in whole or in part by the Building, provided that no such change shall increase the rent payable hereunder or impair Tenant's use of the Premises.

         33.12 Unless otherwise agreed in writing, if Tenant has dealt with any real estate broker or other person or firm with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said broker, person or firm and Tenant hereby indemnifies and holds Landlord harmless from and against any liability with respect thereto. Notwithstanding the foregoing, Landlord agrees to pay, and to hold Tenant harmless from, the commission owing to the brokers identified in Section L on page 2, as provided in a separate agreement between Landlord and such brokers.

         33.13 Tenant agrees to pay to Landlord as additional rent hereunder any taxes required by law to be paid by Tenant and collected from Tenant by Landlord.

         33.14 Submission of this Lease for examination, even though executed by Tenant, shall not bind Landlord in any manner, and no lease or other obligation on the part of Landlord shall arise until this Lease is executed and delivered by Landlord to Tenant. This Lease shall not be binding and in effect until a counterpart hereof has been executed and delivered by the parties, each to the other.

         33.15 Tenant shall not cause the recordation of this Lease, a short form memorandum of this Lease or any reference to this Lease.

         33.16 Upon 10 days' prior written request from Landlord (which Landlord may make at any time during the term but no more often than two times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles, and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or general partner of Tenant (if Tenant is a corporation or partnership, respectively).

         33.17 Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default of Landlord) do not constitute personal obligations of the individual partners, directors, officers, shareholders, agents or employees of Landlord or of Landlord's partners or agents, and Tenant shall not seek recourse against any such persons or entities or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord) shall be limited solely to, and Tenant's and its successors' and assigns' sole and exclusive remedy shall be against, Landlord's interest in the Building and proceeds therefrom, and no other assets of Landlord.

         33.18 If Tenant is identified herein as a corporation, then the persons executing this Lease on behalf of Tenant hereby represent that they are duly authorized to execute and deliver this Lease on behalf of Tenant pursuant to Tenant's by-laws or a resolution of its board of directors.

         If Tenant is identified herein as a partnership, the undersigned represent that they are all of the general partners of Tenant, that Tenant has been formed under the laws of the State of California, and is duly qualified to do business in the State of California, and that this Lease is being executed on behalf of Tenant. Each of the partners of Tenant executing this Lease agrees that he or she and Tenant are irrevocably bound by execution of any amendment to or modification of this Lease by one or more of the partners of Tenant. Tenant agrees that each new partner in Tenant shall be obligated under this Lease, in the same fashion as the existing partners, and that each new partner shall execute a copy of this Lease and deliver it to Landlord within 60 days after that partner's admission to the partnership. In the event that such newly admitted partner is a corporation, the principal or principals for whose benefit the corporation has been organized shall execute and deliver to Landlord a lease guaranty in form acceptable to Landlord. Each newly admitted partner in Tenant shall be jointly and severally liable with the remaining partners for the performance and satisfaction of all obligations of the Tenant under this Lease accruing from and after the effective date of the admission of the new partner to the Partnership. If the provisions of this paragraph are satisfied, the admission of a new partner shall not be considered an assignment of the lease for the purposes of Section 17 hereof.

         33.19 Subject to the provisions of Section 17 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, that no rights shall inure to the benefit of any transferee of Tenant unless the transfer to such transferee is made in compliance with the provisions of Section 17, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

         33.20 The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all and any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

         33.21 Except for Tenant's identity sign on the entry doors of the Premises and Tenant's elevator lobby identity sign on any full floor of the Building leased by Tenant (which signs shall be consistent with the Building's signage program and otherwise subject to Landlord's prior written approval), Tenant shall have no right to place any sign upon the Premises, the Building or the site on which the Building is located or which can be seen from outside the Premises.

         33.22 The effectiveness of this Lease and Landlord's obligations hereunder are subject to and conditional upon Tenant's delivery to Landlord of a lease guaranty in the form prescribed by Landlord in its sole discretion, fully executed by the guarantor or guarantors specified in Section N on page 2 of this Lease.

         34. EXISTING SUBLEASE; "AS IS" CONDITION; ASBESTOS REMOVAL. As of execution of the Lease, Tenant is occupying a portion of the Premises, as a subtenant of Landlord's tenant, Borton, Petrini & Conron ("Borton"). Currently with the execution of this Lease, Tenant is entering a new sublease of the balance of the Premises from Borton. The parties hereto and Borton are entering a Consent to Sublease of even date herewith, in order to provide, among other things, for Landlord's demolition of existing tenant improvements and removal and replacement of certain asbestos-containing construction materials in the portion of the Premises covered by that new sublease. These matters are covered in more detail in such Consent to Sublease. The effectiveness of this Lease is conditioned upon the full execution and delivery by Landlord, Tenant and Borton of such Consent to Sublease.

         In light of the subleases, the parties anticipate that Tenant will already be in possession of the Premises on the Commencement Date of this Lease. Tenant is taking the Premises under this Lease in their "as is" condition existing as of the Commencement Date.

         Landlord shall have no obligation for the construction or modification of tenant improvements for Tenant. In constructing its own tenant improvements to the Premises, Tenant shall comply with the other applicable provisions of this Lease (including but not limited to Section 29) and shall utilize only contractors, materials, mechanics, materialmen, architects and engineers used and currently approved in writing by Landlord for work in the Building.

         35. TENANT'S SUPPLEMENTAL AIR-CONDITIONING. Tenant shall have the right to install in the Premises its own self-contained 24 hour heating, ventilating and air-conditioning unit, subject to compliance with the other provisions of this Lease, including but not limited to obtaining Landlord's prior written consent to the plans and specifications for the work and electrical requirements of the unit. Tenant shall in no event be permitted to exhaust such system out of the west side of the Building. Tenant shall pay all costs of electricity for such unit, and at Landlord's election, the electrical requirements for such unit shall be separately metered to Tenant at Tenant's expense.

         IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the date first above written.

STAR VENDING INC.,
a Nevada corporation

By: /s/ [Mary Casey]
Its: PRESIDENT 7-17-96

ONE WILSHIRE ARCADE IMPERIAL, LTD.,
a California limited partnership
By Paramount Group, Inc., Agent

By:_____________________
    Its:_____________________
By:_____________________
    Its:______________________
                                 27

[Exhibit "A" Star Vending Suite 1100 Approximately 16,995 rentable sq. ft. 11TH FLOOR ONE WILSHIRE BUILDING 624 SOUTH GRAND AVE., LOS ANGELES, CA 90017]

                          [PARAMOUNT GROUP, INC. LOGO]

                                   EXHIBIT B
                             RULES AND REGULATIONS

         1. Tenant shall not obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy such tenants or persons. Tenant shall not obstruct any sidewalks, halls, passages, corridors, exits, entrances, courts, lobby areas, vestibules, garages, parking areas, elevators, escalators, or stairways in and about the Building (collectively, the "Common Areas"). Such Common Areas are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

         2. Tenant shall not commit any act or permit any thing in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building or for any other reason.

         3. Tenant shall not use the Building for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the Building or the reputation thereof, or for any purposes other than those specified in the Lease.

         4. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

         5. Tenant shall not bring or keep within the Building any bicycle or motorcycle.

         6. Tenant shall not conduct mechanical or manufacturing operations, cook or prepare food, or place or use any inflammable, combustible, explosive or hazardous fluid, chemical, device, substance or material in or about the Building without the prior written consent of Landlord. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities or by Landlord from time to time in connection with security, fire and panic safety and fire prevention and shall not commit any act, or permit any object to be brought or kept in the Building, which shall result in a change of the rating of the Building by the Insurance Services Office or any similar person or entity. Tenant shall not commit any act or permit any object to be brought or kept in the Office which shall increase the rate of fire insurance on the Building or on property located therein. Talent shall provide Landlord with a name of a designated responsible employee to represent Tenant on all matters pertaining to fire or security regulations. Tenant shall cooperate fully in all matters concerning fire and other emergency procedures.

         7. Tenant shall not use the Building for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes and except in such portions of the Premises as may be specifically designated by Landlord for such storage. Tenant shall not occupy the Building or permit any portion of the Building to be occupied for the manufacture or direct sale of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio, or employment agency. Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of Landlord.

         8. Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the express prior written approval of Landlord, and then only as Landlord may direct.

         9. Tenant shall not use in the Building any machines, other than standard office machines, such as typewriters, calculators, copying machines and similar machines, without the express prior written consent of Landlord. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. Tenant shall not install, maintain or operate upon the Premises any vending machine without the consent of Landlord.

         10. Tenant shall move all freight, supplies, furniture, fixtures and other personal property into, within and out of the Building only at such times and through such entrances as may be designated by Landlord, and such movement of such items shall be under the supervision of Landlord. Landlord reserves the right to inspect all such freight, supplies, furniture, fixtures and other personal property to be brought into the Building and to exclude from the Building all such objects which violate any of these rules and regulations or the provisions of the Lease. Tenant shall not move or install such objects in or about the Building in such a fashion as to unreasonably obstruct the activities of other tenants, and all such moving shall be at the sole expense, risk and responsibility of Tenant. Prior to permitting access into the Building of the moving company or other persons performing such moving activities, Landlord may require from such moving company or other persons evidence of insurance reasonably acceptable to Landlord, from an insurer and with coverage and amounts reasonably acceptable to Landlord, covering the moving activities and naming Landlord and its managing agent as additional insureds. Tenant shall not use in the delivery, receipt or other movement of freight, supplies, furniture, fixtures and other personal property to, from or within the Building, any hand trucks other than those equipped with rubber tires and side guards. Any freight elevator shall be available for use by Tenant in common with other tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

         11. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, and are permitted by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or property shall be repaired at the expense of Tenant.

         12. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided therefor. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building, and Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord. Tenant shall exercise its best efforts to keep the Common Areas clean and free from rubbish.

         13. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Neither Tenant nor any employee or invitee of Tenant shall enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the express prior written consent of Landlord.

         14. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building.

         15. Landlord shall have the right to designate the area or areas, if any, in which Tenant and Tenant's servants, employees, contractors, jobbers, agents, licensees, invitees, guests and visitors may park vehicles, and Tenant and its servants, employees, contractors, jobbers, agents, licenses, invitees, guests, and visitors shall observe and comply with all driving and parking signs and markers within and about the Building. All parking ramps and areas and any pedestrian walkways, plazas or other public areas forming a part of the Building or the land upon which the Building is situated shall be under the sole and absolute control of Landlord, who shall have the exclusive right to regulate and control those areas.

         16. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefor.

         17. Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the express prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations of floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractors' representatives, installation technicians, janitorial workers and other mechanics, artisans and laborers rendering any service in connection with the repair, maintenance or improvement of the Premises to Landlord for Landlord's supervision, approval and control before performance of any such service. This Paragraph 17 shall apply to all work performed in the Building, including without limitation installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Building, Plans and specifications for such work prepared at Tenant's sole expense, shall be submitted to Landlord and shall be subject to Landlord's express prior written approval in each instance before the commencement of work. All installations, alterations and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of material shall be used in connection therewith. The means by which telephone, telegraph and similar wires are to be introduced to the Premises and the location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the express prior written approval of Landlord. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises and, if linoleum or other similar floor covering is to be used, such use shall be subject to the prior written approval of Landlord, and Landlord may require, among other things, that an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

         18. No signs, awnings, showcases, advertising devices or other projections or obstructions shall be attached to the outside walls of the Building or attached or placed upon any Common Areas. No window shades, blinds, drapes or other window coverings shall be installed in the Building without the express prior written consent of Landlord. No sign, picture, advertisement, window display or other public display or notice shall be inscribed, exhibited, painted or affixed by Tenant upon or within any part of the Premises in such a fashion as to be seen from the outside of the Premises or the Building without the express prior written consent of Landlord. In the event of the violation of any of the foregoing by Tenant, Landlord may remove the articles constituting the violation without liability and Tenant shall reimburse Landlord for the expense incurred in such removal upon demand as additional rent under the Lease. Interior signs on doors and upon the Building directory shall be subject to the express prior written approval of Landlord and shall be inscribed, painted, or affixed by Landlord at the expense of Tenant. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building, unless explicitly permitted elsewhere in this Lease, and Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

         19. Tenant shall not use the word "Paramount" or the name of the Building or the Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia or any other similar item without Landlord's express prior written consent, except for the purpose of identifying Tenant's address.

         20. Tenant shall be entitled to have its name entered upon the directory of the Building. In the event that Tenant wishes to have additional entries made upon the Building directory for the names of employees of Tenant who occupy office space within the Premises, such entries may be allowed by Landlord in its reasonable discretion, and Landlord may require that Tenant pay a reasonable fee for each such additional entry. However, the directory of the Building is provided primarily for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom at any time. All entries upon the Building directory shall be uniform print of a size, style and format selected by Landlord.

         21. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the Common Areas shall not be covered or obstructed by Tenant, through placement of objects upon window sills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling and heating systems of the Building by keeping corridor doors closed by closing drapes and other window coverings when the sun's rays fall upon windows of the Premises and at the end of the business day. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

         22. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses Premises after regular business hours of on non-business days Tenant shall lock any entrance doors to the Building or the Premises used by Tenant immediately after using such doors.

         23. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Tenant shall not request employees of Landlord to perform any work or do anything outside of their regular duties unless under special instructions from Landlord or the project manager for the Building. Tenant shall not request any employee of Landlord to admit any person (Tenant or otherwise) to any office without specific instructions from Landlord or the project manager for the Building. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

         24. All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Landlord will furnish Tenant, free of charge except for the deposit, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof. Tenant shall, upon the termination of its tenancy, provide Landlord with the combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change.

         25. Access may be had by Tenant to the Common Areas and to the Premises at any time between the hours of 8:00 A.M. and 6:00 P.M., Monday through Friday, legal holidays excepted. At other times access to the Building may be refused unless the person seeking admission is known to the watchman in charge, if any, and/or has a pass or is properly identified. Tenant shall be responsible for all persons for whom Tenant requests passes, and shall be liable to Landlord for all acts of such persons. In the event Building has, or there is subsequently, a card access system for using the elevators at other than normal operating hours for the Building, Landlord may deny access to any area served by the elevators by anyone not having the necessary elevator access card. Landlord shall in no case be liable for damages for the admission or exclusion of any person from the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building for the safety of tenants and protection of property in the Building.

         26. Landlord shall not be responsible for, and Tenant hereby indemnifies and holds Landlord harmless form any liability in connection with, the loss, theft, misappropriation or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry or other items of personal property from the Premises or other parts of the Building, regardless of whether the Premises or Building are locked at the time of such loss.

         27. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the

Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals, except for seeing-eye dogs when accompanied by their masters.

         28. Tenant shall provide to Landlord upon the execution of the Lease such identifying information as the Landlord shall request, including but not limited to residence addresses, residence addresses, residence telephone numbers, social security numbers and driver's license or comparable identification numbers, regarding Tenant (if Tenant is an individual or individuals), all general partners of Tenant (if Tenant is a partnership), and all officers of Tenant (if Tenant is a corporation). Tenant shall promptly advise Landlord of any change or addition to the information provided and shall confirm the accuracy of the information previously provided as may be requested by Landlord from time to time. Tenant shall designate in writing to Landlord one or more of such persons as Tenant's representatives for Landlord to contact if Landlord wishes to reach Tenant outside normal business hours due to an emergency at the Premises or any other reason. However, the decisions as to whether and when to contact such persons shall remain in Landlord's sole discretion, and Landlord shall have no liability for any failure or delay in contacting such persons or Tenant in case of an emergency.

         29. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and, except with regard to Tenant's computers and other equipment which require utilities on a twenty-four hour basis, all electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

         30. Tenant shall not obtain for use on the Premises, ice, food, beverage, towel or other similar services, or barbering or bootblacking services, except at such hours and under such regulations as may be reasonably fixed by Landlord.

         31. Tenant agrees that Landlord shall have the right to provide to TRW and to any other credit-checking or credit-evaluation service, and to any other landlord, any information regarding Tenant's history of payments on Tenant's monetary obligations under this Lease and such other information as such services or landlords shall collect or request from time to time. Landlord, its agents and the employees of Landlord and its agents shall have no liability for the completeness or accuracy of such information, nor for the uses to which such information is put by any persons or entities receiving such information.

         32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant of any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of anyone other than the tenant for whose benefit such waiver was expressly intended, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building, including Tenant.

         33. These Rules and Regulations (including the Parking Rules and Regulations in any Parking Space Rider to this Lease) are in addition to the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event these Rules and Regulations conflict with any provision of the Lease, the Lease shall control.

         34. Landlord reserves the right to make such other and reasonable Rules and Regulations (including Parking Rules and Regulations) as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

         35. For purposes hereof, the terms "Landlord," "Tenant," "Building" and "Premises" are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. Whenever Tenant is obligated under these Rules and Regulations to do or refrain from doing an act or thing, such obligation shall include the exercise by Tenant of its best efforts to secure compliance with such obligation by the servants, employees, contractors, jobbers, agents, invitees, licensees, guests and visitors of Tenant. The term "Building" shall include the Premises, and any obligations of Tenant hereunder with regard to the Building shall apply with equal force to the Premises and to other parts of the Building.

                                          [LOGO]
                                    PARAMOUNT GROUP, INC.

                                    PARKING SPACE RIDER

         Provided Tenant is not in default under this Lease and pays the applicable prevailing monthly parking rate in effect from time to time, and subject to such rules and regulations as may be adopted from time to time by Landlord or the operator of the parking facility serving the Building, Tenant and Tenant's authorized employees designated by Tenant ("Authorized Users") shall have the right to use in such parking facility up to the full Tenant's Parking Allotment described in Paragraph K on page 2 of this Lease, on an unreserved monthly basis until the expiration or termination of this Lease. However, if at any time during the term of this Lease, Tenant does not choose to pay for the full number of such parking spaces, Tenant shall not thereafter have the right to recommence the use of the spaces not paid for if other commitments have been made for those spaces in the interim.

         Landlord reserves the right at any time to relocate any parking spaces and to substitute an equivalent number of parking spaces in another parking structure or subterranean parking facility or in a surface parking area within a reasonable distance of the Premises.

         Tenant agrees that it will use its best efforts to cooperate in programs which may be undertaken by Landlord independently, or in cooperation with local municipalities or governmental agencies or other property owners in the vicinity of the Building, to reduce peak levels of commuter traffic. Such programs may include, but shall not be limited to, car pools, van pools and other ride sharing programs, public and private transit, and flexible work hours.

         Tenant and Tenant's Authorized Users shall comply with the Parking Rules and Regulations set forth in this Rider. Landlord reserves the right to modify, add, or delete from time to time such Parking Rules and Regulations as it deems reasonably necessary for the operation of such parking. Landlord may refuse to permit any person who violates the Parking Rules and Regulations to park in the Building parking facility, and any violation of the rules shall subject to the car to removal, at the vehicle owner's expense. Tenant agrees to use its best efforts to acquaint Tenant's Authorized Users and visitors with the Parking Rules and Regulations set forth in this Rider.

                              PARKING RULES AND REGULATIONS

1. Neither Tenant nor Tenant's Authorized Users shall park vehicles in any parking areas designated by Landlord, the parking operator or governmental entities with jurisdiction for other uses, including use by visitors or other tenants. Tenant and such Authorized Users shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees or Authorized Users, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Parking Rider, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

3. Tenant shall submit a written notice in a form reasonably specified by Landlord or the parking operator, containing the names, home and office addresses and telephone numbers of those persons who are designated as Authorized Users by Tenant to use the parking privileges on a monthly basis and shall use its best efforts to identify each vehicle by make, model and license number. Such notice, as amended from time to time, is hereafter referred to as the "Parking Notice." No person whose name and address is not contained in the Parking Notice shall have any right to park a vehicle in the area of the Building parking facilities designated for monthly parking, and no person whether or not his name is included in the Parking Notice shall have any right to park in such facilities a vehicle not identified in the Parking Notice without paying the parking charge then applicable for daily parking and parking in the area designated for daily parking.

4. Cars must be parked entirely within the stall lines painted on the floor.

5.       All directional signs and arrows must be observed.

6.       The speed limit within all parking areas shall be 5 miles per hour.

7. Parking is prohibited, unless a floor parking attendant approved by Landlord directs otherwise: a. In areas not striped for parking;

                  b.       In aisles;

                  c. Where "No Parking" or "Handicap" signs are posted (except that handicapped persons displaying on their vehicles the legally prescribed identification may park in such "Handicap" areas);

                  d.       On ramps;

                  e.       In crosshatched areas; or

                  f. In reserved spaces and in such other areas as may be designated by Landlord or the parking operator.

8. Parking stickers or any other device or form of identification supplied by Landlord or the parking operator shall remain the property of Landlord or the parking operator, as the case may be. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification may not be obliterated. Devices are not transferrable, and any device not in the possession of an Authorized User will be void. There will be a replacement charge to the Tenant or Authorized User for loss of any magnetic parking card or other parking identification device.

9. Every Authorized User is requested to park and lock his own car. All responsibility for damage to or loss of cars is assumed by Authorized Users, and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omission by others, theft, or by any other cause. Tenant shall repair or cause to be repaired at its sole cost and expense any and all damage to the Building parking facility or any part thereof caused by Tenant or its Authorized Users or vehicles of Tenant or such Authorized Users.

10. Loss of theft of parking identification devices from automobiles must be reported to the garage manager immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at that time. Any parking identification devices found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices previously reported and then found must be reported found to the office of the garage immediately. Landlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device.

11. Spaces are for the express purpose of one automobile per space unless a floor parking attendant approved by Landlord directs otherwise. Washing, waxing, cleaning or servicing of any vehicle in the parking facility by Tenant or by the Authorized User and/or his agents is prohibited.

                                     [LOGO]

                              PARAMOUNT GROUP, INC.

                              RENT ESCALATION RIDER

         In order to adjust the rent payable under the Lease in accordance with changes in the cost of living from time to time, Tenant agrees to pay Landlord, with the installments of Base Rent, and as additional monthly rent under the Lease, an amount representing rent escalation. For purposes of calculating the rent escalation payable hereunder, the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1967 = 100), unadjusted (herein the "Index") published by the Bureau of Labor Statistics of the United States Department of Labor for the month of April, 2001, shall be the base index figure (the "Base Index"). The Base Index shall be compared to the Index figure for December of each year during the term of the Lease, including the initial partial calendar year if the Lease term commences other than during December. In the event that the Index figure for December of any year during the term of the Lease shall be greater than the Base Index, in addition to the Base Rent Tenant shall pay rent escalation to Landlord in an amount equal to the same percentage increase in the Base Rent as the percentage increase in the Index for such December over the Base Index. Such amount shall be payable monthly commencing with the payment of Base Rent for the month following such December.

       In the event that the Index for any December during the term of the Lease is not yet available upon the date that any installment(s) of Base Rent is due, Tenant shall continue paying the monthly installments of Base Rent and rent escalation in the amount applicable for such December until the Index for that month is published, whereupon Tenant shall immediately pay Landlord the rent escalation which would have been due in the months following such December had the Index for such December been available. In the event that publication of the Index is discontinued, Landlord and Tenant agree that the index of consumer prices which is most closely analogous to the Index shall be used in place of the Index for calculation of the rent escalation payable hereunder. In the event that the referents or techniques employed in the calculation of the Index shall be modified and such modification would have resulted in a different figure for the Base Index, Landlord and Tenant agree that the Base Index shall be appropriately adjusted and that the Index, as modified, shall be used as provided hereunder.

      The term "Base Rent" as used in this Rider shall be deemed to include the additional monthly rent for Conduit Space pursuant to Section 2 of the Telecommunications Conduit Rider (excluding the initial one-time payment of $5,000) as well as the Base Rent described in Section E on page 2 and Section 3 on page 3 of the body of this Lease. Thus, the additional rent for the Conduit Space shall be adjusted from time to time in the same fashion as the Base Rent. However, the calculation of such adjustments for the Conduit Space rent shall be done separately from the calculation of such adjustments for the base rent, and in making such calculations for the Conduit Space rent, the Base Index shall be the Index for June, 1996, rather than the Index for April, 2001.

                                      RER-1

                                     [LOGO]
                              PARAMOUNT GROUP, INC.

                        TELECOMMUNICATIONS CONDUIT RIDER

         1. LEASE AND USE OF CONDUIT. Landlord hereby leases to Tenant, as part of the Premises for the Lease Term, the conduit space described below (the "Conduit Space").

         Tenant also shall be entitled to use the Conduit Space during the period from the full execution and delivery by both parties of this Lease up through the target Commencement Date of April 12, 2001. Such use shall be subject to all applicable provisions of the Lease, including this Rider, and Tenant agrees to pay to Landlord the monthly conduit rent prescribed in Section 2 below during such period.

         Tenant shall use the Conduit Space solely for telecommunications cable to connect the Premises to the premises of other telecommunications companies that lease space on the floors of the Building through which the Conduit Space passes. Any such connection shall require the mutual written agreement of Tenant and other affected telecommunications companies.

         The Conduit Space is contained within one 1-inch interduct running from floor 3 through floor 17.

         The interduct from floor 3 through floor 17 runs through conduit closets in the northwest corner of the corridor on each floor. Access to the conduit closet on each such floor shall, at Landlord's election, be restricted so that no entry to the closet will be permitted unless Landlord's designated contractor or other representative is present. Landlord may require any installation of cable in the Conduit Space or any connection of Tenant's cable to the Premises or cable of other tenants in the Building to be performed by Landlord's approved contractor. All costs of such installations and connections (including but not limited to Landlord's administrative fee) and the ongoing use and maintenance of such items shall be at Tenant's sole expense. Tenant shall pay Landlord any costs incurred by Landlord, together with Landlord's administrative fee, within ten days after Tenant's receipt of a bill for such items. Tenant's use of the Conduit Space and such cable and connecting lines shall comply with all applicable laws, the other provisions of the Lease, and such Building Rules as are adopted by Landlord from time to time, and shall not interfere in any way with the operation of the Building or with the use by any other tenant of the Building of such tenant's premises or the common areas of the Building. All required cabling and connecting lines shall be installed out of sight.

         Prior to any installation of cable in the Conduit Space or connecting lines to the Premises or the premises of other tenants, Tenant shall obtain Landlord's written approval as set forth in Section 29.3 of the Lease, and in the case of connecting lines to the Premises or cable systems of another tenant, obtain the written consent of such other tenants to the work.

         2. CONDUIT RENT. Tenant agrees to pay Landlord additional rent for the Conduit Space, which initially shall be a one-time payment of $5,000. Such $5,000 shall be due and payable upon execution of this Lease. (No portion of such payment shall be refundable if the Lease is terminated for any reason.) Thereafter, the additional rent for the Conduit Space shall be $100 per month, both during the period up through the Commencement Date, and then during the Lease Term. Such monthly rent shall be subject to adjustment as provided below. Such additional rent shall be due and payable to Landlord on the first day of each applicable month or portion of a calendar month in the same manner as is prescribed in Section 3 of the Lease for payments of Tenant's Base Rent. The amount of such monthly conduit rent shall be adjusted from time to time in accordance with the Rent Escalation Rider to this Lease to reflect increases in the Consumer Price Index as described in that Rider. The conduit rent for any partial calendar month shall be appropriately prorated as calculated by Landlord in its reasonable discretion.

                                      TCR-1

         3. INDEMNITY AND WAIVER. Tenant hereby agrees to indemnify and hold harmless Landlord and its partners, its agent Paramount Group, Inc. and their respective officers, directors, shareholders, agents and employees (collectively, the "Landlord Group") from and against any and all claims (including but not limited to claims for bodily injury or property damage), actions, mechanic's liens, losses, liabilities, and expenses (including reasonable attorney fees and costs of defense by Landlord's legal counsel) (collectively, "Claims"), which may arise from the installation, operation, use, maintenance or removal of the cable and connecting lines pursuant to this Rider and the Lease. Similarly, Tenant shall pay upon demand by Landlord the costs to repair any damage to the Building caused by such installation, operation, use, maintenance or removal. Tenant hereby waives and releases the Landlord Group from any Claims Tenant may have at any time (including but not limited to Claims relating to interruptions in services) arising out of or relating in any way to the installation, operation, use, maintenance, or removal of the cable and connecting lines described in this Rider and the Lease, whether or not caused by the negligence of any member of the Landlord Group or Landlord's contractors. In no event shall Landlord or any member of the Landlord Group be liable to Tenant for lost profits or consequential, incidental, or punitive damages of any kind.

         4. REMOVAL OF CABLE AND CONNECTING LINES. Tenant agrees that, upon the expiration or termination of the Lease, Tenant (or, at Landlord's election, the contractor designated by Landlord) shall promptly remove, at Tenant's sole cost and expense, all cable, connecting lines, and other installations installed under this Rider and the Lease (excepting the interduct and conduit themselves, which shall remain the property of Landlord), and restore those portions of the Building damaged by such removal to their condition immediately prior to the installation of such items. If Tenant fails to promptly remove all such items pursuant to this Section 4, or if Landlord elects to have such work performed by Landlord's contractor, Landlord may remove such items installed hereunder, and restore those portions of the Building damaged by such removal to their condition immediately prior to the installation, in which case Tenant agrees promptly to pay Landlord's reasonable costs of removal and restoration, including Landlord's administrative fee.

         5. APPLICABILITY OF OTHER PROVISIONS. Except as explicitly provided otherwise herein, Tenant's obligations under the Lease for the protection of the Building, Landlord, the Landlord Group, and third parties, including but not limited to Tenant's obligations regarding maintenance, repairs, mechanic's liens, insurance, attorney's fees and costs of suit, shall apply in the same fashion with respect to Tenant's use of the Conduit Space and the cable and connecting lines described in this Rider as they do with respect to Tenant's use of the rest of the Premises.

         6. ADDITIONAL CONDUIT SPACE. In the event that Landlord elects in the future to install in the Building a special conduit room to facilitate interconnections between the various telecommunications companies who are tenants in the Building, and who elect such service, Landlord shall make available to Tenant up to two 4-inch conduits connecting such room to the Premises for the then-remaining term of the Lease. Landlord shall offer such additional conduit space to Tenant for the same rents and on the same terms and conditions upon which Landlord is then prepared to offer such space to other tenants of the Building for a comparable period. If Tenant fails to accept in writing Landlord's written offer for such space within 15 days after Tenant's receipt of Landlord's written notice of the rents and other terms, or if Tenant fails to execute and deliver to Landlord within 15 days after Tenant's receipt any documentation reasonably requested by Landlord to document the parties' agreement to such rents and other terms, then Tenant's rights under this Section 6 shall terminate, and this Section 6 shall be deemed deleted from the Lease.

         In the event that such a conduit room is not installed in the Building by December 31, 1996, then Tenant may elect, by giving at least 30 days' written notice to Landlord at any time thereafter until such a conduit room is installed, to have Landlord provide Tenant with up to two 4-inch conduits running from floor 3 to floor 18 of the Building in place of the two conduits to the conduit room. Landlord shall make such conduit space available to Tenant for the same rents and on the same terms and conditions upon which Landlord is then prepared to offer such space to other tenants of the Building for a comparable period.

         7. MISCELLANEOUS. This Rider supersedes all prior or contemporaneous understandings, negotiations, or agreements between the parties, whether written or oral, with respect to its subject matter.

                                     TCR-2